Exhibit 99.1
IM CANNABIS CORP.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY OCTOBER 20, 2022

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR

DATED SEPTEMBER 12, 2022

This management information circular and the accompanying materials require your immediate attention. If you are in doubt as to how to deal with these documents or the matters to which they refer, please consult your financial, legal, tax or other professional advisor.

IM CANNABIS CORP.

Notice of Annual General and Special Meeting of Shareholders
To be held on October 20, 2022

Notice is hereby given that the annual general and special meeting (the “Meeting”) of the holders of common shares of IM CANNABIS CORP. (the “Company”) will be held at the offices of Gowling WLG (Canada) LLP located at 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, Canada, M5X 1G5 on Thursday October 20, 2022 at 10:00 a.m. (Toronto time) for the following purposes:

(1)
to receive the Company’s consolidated audited financial statements as at and for the financial years ended December 31, 2021 and 2020 and the auditors’ report thereon, a copy of which is enclosed herewith if so requested or available on www.sedar.com;

(2)	to fix the number of directors of the Company at five;

(3)	to elect directors of the Company for the ensuing year;

(4)	to appoint an auditor for the Company and to authorize the board of directors to fix their remuneration;

(5)	to consider, and if deemed appropriate, to approve, with or without variation, a special resolution approving the adoption of new articles of the Company;

(6)
to consider, and if deemed appropriate, to approve, with or without variation, an ordinary resolution approving a consolidation of all of the issued and outstanding common shares of the Company at a ratio of between six (6) and ten (10) pre-consolidation common shares for every one (1) post-consolidation common share, as and when determined by the board of directors of the Company; and

(7)	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the foregoing matters to be put before the Meeting are set forth in the management information circular (“Circular”) accompanying this Notice of Meeting.

Registered shareholders who are unable to attend the Meeting in person are requested to read the Circular and the form of proxy which accompanies this notice and to complete, sign, date and deliver the form of proxy, together with the power of attorney or other authority, if any, under which it was signed (or a notarially certified copy thereof) to the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. Non-registered shareholders who receive the enclosed Circular and form of proxy through an intermediary must deliver the voting form provided in accordance with the instructions given by such intermediary. To be effective, proxies must be received by Computershare not later than Tuesday October 18, 2022 at 10:00 a.m. (Toronto time), or in the case of any adjournment of the Meeting not later than 48 hours prior to the Meeting, excluding Saturdays, Sundays and holidays, or any adjournment thereof.

The Board has fixed September 2, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each registered shareholder at the close of business on that date is entitled to such notice and to vote at the Meeting in the circumstances set out in the Circular.

Non-registered shareholders who appoint themselves as proxyholder through their intermediary will be permitted to attend the Meeting and vote. Non-registered shareholders who have not duly appointed themselves as proxyholder will not be permitted to attend the Meeting. This procedure is in place to ensure that the Company and its transfer agent can verify the identity of any voting shareholder at the Meeting. The Company and its transfer agent do not have a record of the Company’s non-registered shareholders and, as a result, will have no knowledge of their shareholdings or entitlement to vote unless they appoint themselves as proxyholder.

In order to streamline the Meeting process, the Company encourages shareholders to vote in advance of the Meeting using the voting instruction form or the form of proxy mailed to them with the Meeting materials and submitting them by no later than 10:00 a.m. (Toronto time) on Tuesday October 18, 2022, the cut-off time for deposit of proxies prior to the Meeting.

DATED the 12th day of September, 2022.

By Order of the Board of Directors “Oren Shuster” OREN SHUSTER, CHIEF EXECUTIVE OFFICER AND DIRECTOR

i

IM CANNABIS CORP.

Management Information Circular
for the Annual General and Special Meeting of Shareholders
to be held on October 20, 2022

PROXIES

Solicitation of Proxies

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation, by or on behalf of the management of IM Cannabis Corp. (the “Company”), of proxies to be used at the Company’s annual general and special meeting of the holders of common shares (the “Common Shares” or “Shares”) to be held at 10:00 a.m. (Toronto time) on Thursday October 20, 2022 (the “Meeting”) or at any adjournment thereof. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of the Company without special compensation, or by the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) at nominal cost. The cost of solicitation will be borne by the Company.

The information contained herein is provided as of September 12, 2022, unless indicated otherwise. No person has been authorized to give any information or make any representation in connection with matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company or its management. Unless otherwise indicated herein, all dollar amounts are expressed in Canadian dollars. All references to “$” are to Canadian dollars.

Appointment of Proxyholder

The person(s) designated by management of the Company in the enclosed form of proxy are officers of the Company and the Company’s legal counsel. Each shareholder has the right to appoint as proxyholder a person or company (who need not be a shareholder of the Company) other than the person(s) or company(ies) designated by management of the Company in the enclosed form of proxy to attend and act on the shareholder’s behalf at the Meeting or at any adjournment thereof. Such right may be exercised by inserting the name of the person or company in the blank space provided in the enclosed form of proxy or by completing another form of proxy.

Registered shareholders who are unable to attend the Meeting in person are requested to read the Circular and the form of proxy which accompanies the Notice of Annual General and Special Meeting of shareholders (the “Notice of Meeting”) and to complete, sign, date and deliver the form of proxy, together with the power of attorney or other authority, if any, under which it was signed (or a notarially certified copy thereof) to the Company’s transfer agent, Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, or by fax at 1-866-249-7775 (North America) / 1-416-263-9524 (International), Attention: Proxy Department. Non-registered shareholders who receive the Circular and form of proxy through an intermediary must deliver the proxy in accordance with the instructions given by such intermediary. To be effective, proxies must be received by Computershare not later than Tuesday October 18, 2022 at 10:00 a.m. (Toronto time), or in the case of any adjournment of the Meeting not later than 48 hours prior to the meeting, excluding Saturdays, Sundays and holidays, or any adjournment thereof.

Revocation of Proxy

A shareholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been held pursuant to its authority by an instrument in writing executed by the shareholder or by the shareholder’s attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized and deposited at either the above mentioned office of Computershare by no later than 48 hours prior to the Meeting, excluding Saturdays, Sundays and holidays, or any adjournment or postponement thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. Notwithstanding the foregoing, if a registered shareholder attends personally at the Meeting, such shareholder may revoke the proxy and vote in person.

Voting of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy given in favour of the person(s) designated by management of the Company in the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy, and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof. As of the date of this Circular, management of the Company is not aware of any such amendment, variation or other matter to come before the Meeting. However, if any amendments or variations to matters identified in the accompanying Notice of Meeting or any other matters which are not now known to management should properly come before the Meeting or any adjournment thereof, the Common Shares represented by properly executed proxies given in favour of the person(s) designated by management of the Company in the enclosed form of proxy will be voted on such matters pursuant to such discretionary authority.

Advice to Beneficial Shareholders

The information set forth in this section is of importance to many shareholders, as a substantial number of shareholders do not hold Common Shares in their own name. In many cases, Common Shares beneficially owned by a holder (a “Beneficial Holder”) are registered either (a) in the name of an intermediary that the Beneficial Holder deals with in respect of the Common Shares. Intermediaries include banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans, or (b) in the name of a depository (such as Clearing and Depository Services Inc. or “CDS”). Beneficial Holders should note that only proxies deposited by shareholders who are registered shareholders (that is, shareholders whose names appear on the records maintained by the registrar and transfer agent for the Common Shares as registered holders of Common Shares) will be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Holder by a broker, those Common Shares will, in all likelihood, not be registered in the shareholder’s name. Such Common Shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted at the direction of the Beneficial Holder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Holder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to forward meeting materials to Beneficial Holders, unless the Beneficial Holder has waived the right to receive them, and seek voting instructions from Beneficial Holders in advance of shareholders’ meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Holders in order to ensure that their Common Shares are voted at the Meeting.

The voting instruction form supplied to such Beneficial Holders by their broker (or the agent of the broker) is substantially similar to the form of proxy provided directly to registered shareholders by the Company. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) on how to vote on behalf of the Beneficial Holder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in Canada. Broadridge typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Holders and asks Beneficial Holders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of the Internet or telephone, for example). Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Holder who receives a Broadridge voting instruction form cannot use that form to vote Common Shares directly at the Meeting. The voting instruction forms must be returned to Broadridge (or instructions respecting the voting of Common Shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the Common Shares voted. If you have any questions respecting the voting of Common Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

Although a Beneficial Holder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker, CDS & Co. or another intermediary, the Beneficial Holder may attend the Meeting as proxyholder and vote the Common Shares in that capacity. Beneficial Holders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder, should enter their own names in the blank space on the voting instruction form provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

Beneficial Holders fall into two categories – those who object to their identity being known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”). Subject to the provisions of National Instrument 54-101, issuers may request and obtain a list of their NOBOs from intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials to such NOBOs. The Company will distribute meeting materials to NOBOs. If you are a NOBO and the Company or Computershare has sent the meeting materials directly to you, your name, address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding the Common Shares on your behalf. The Company’s OBOs may be contacted by their respective intermediaries. The Company does not intend to pay for intermediaries to deliver the meeting materials to OBOs and OBOs will not receive the meeting materials unless their intermediary assumes the cost of delivery.

All references to shareholders in this Circular and the accompanying form of proxy and Notice of Meeting are to registered shareholders unless specifically stated otherwise.

VOTING SHARES

Voting Shares

As at the close of business on September 12, 2022, the Company had 74,582,821 Common Shares outstanding, each carrying the right to one vote per share. Except as otherwise noted in this Circular, a simple majority of the votes cast at the Meeting, whether in person, by proxy or otherwise, will constitute approval of any matter submitted to a vote. All shareholders have the right to vote for directors. The persons named in the accompanying form of proxy will vote the Common Shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. In the absence of such direction, those Common Shares will be voted in favour of (“FOR”) all resolutions.

Record Date

The board of directors of the Company (the “Board of Directors” or the “Board”) has fixed September 2, 2022 as the record date (the “Record Date”) for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting. Any holder of Common Shares of record at the close of business on the Record Date is entitled to vote the Common Shares registered in such shareholder’s name at that date on each matter to be acted upon at the Meeting.

Principal Shareholders

To the knowledge of the directors and executive officers of the Company, as at the date of this Circular, no person beneficially owned, directly or indirectly, or exercised control or direction over 10% or more of the voting rights attached to the outstanding Common Shares of the Company except as stated below.

Name	Aggregate Number of Common Shares	Percentage of Outstanding Common Shares
Oren Shuster	9,885,137(1)	13.25%
Rafael Gabay	8,704,216(2)	11.67%

Notes

(1)
9,883,602 Common Shares are held by Oren Shuster directly and 1,535 Common Shares are held indirectly by Ewave Group Ltd., a privately-held entity jointly owned by Mr. Shuster and Mr. Gabay of which Mr. Shuster owns and controls 50% of the outstanding voting shares.

(2)
8,702,681 Common Shares are held by Rafael Gabay directly and 1,535 Common Shares are held indirectly by Ewave Group Ltd., a privately-held entity jointly owned by Mr. Gabay and Mr. Shuster of which Mr. Gabay owns and controls 50% of the outstanding voting shares.

MATTERS TO BE ACTED UPON AT MEETING

1.	Financial Statements

The consolidated audited financial statements for the years ended December 31, 2021 and 2020 of the Company together with the auditors’ report thereon have been delivered to the holders of Common Shares or are enclosed herewith. No formal action will be taken at the Meeting to approve the financial statements.

2.	Fixing the Number of Directors

The Company is required to have a minimum of three directors. At the Meeting, shareholders will be asked to fix the number of directors of the Company at five.

In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the fixing of the number of directors of the Company at five.

3.	Election of Directors

Under the articles of the Company, directors of the Company are elected annually. Each director will hold office until the next annual general meeting or until the successor of such director is duly elected or appointed, unless such office is earlier vacated in accordance with the articles.

In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the election as directors of the proposed nominees whose names are set forth below. Management does not contemplate that any of the proposed nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the Common Shares represented by properly executed proxies given in favour of such nominee(s) may be voted by the person(s) designated by management of the Company in the enclosed form of proxy, in their discretion, in favour of another nominee.

The following table sets forth information with respect to each person proposed to be nominated for election as a director, including the number of Common Shares of the Company beneficially owned, directly or indirectly, or over which control or direction was exercised, by such person or the person’s associates or affiliates as at the date of this Circular. The information as to Common Shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Company, has been furnished by the respective proposed nominees individually.

Nominee Name and Place of Residence	Present and Principal Occupation, Business or Employment for Previous 5 years	Became Director	Number of Common Shares beneficially owned, controlled or directed
Oren Shuster(3) Ra’anana, Israel	CEO of the Company since October 2019; Founder and CEO of I.M.C. Holdings Ltd. since 2018; Founder and CEO of Focus Medical Herbs Ltd. since 2010; Co-CEO of Ewave Group Ltd. since 1999.	October 11, 2019	9,885,137(4)
Marc Lustig West Vancouver, British Columbia, Canada	Executive Chairman of the Company since December 2020; Director of Pharmacielo Ltd. since November 2020; Director of Cresco Labs Inc. since June 2020; Director of Trichome Financial Corp. since October 2019; Founder, Chairman and Chief Executive Officer of CannaRoyalty Corp. (dba Origin House) from 2016 to 2020. Director of Briacell Therapeutics Corp. since September 2021.	October 11, 2019	833,508
Moti Marcus(1)(2)(3) Tel Aviv, Israel	Chief Executive Officer of Packer Quality Metals Ltd. since 2019; Chief Financial Officer and deputy Chief Executive Officer of S. Cohen Metal Works Ltd. from 2013 and 2018.	September 12, 2022	Nil
Einat Zakariya(1)(2)(3) Herzliya, Israel	Chief Executive Officer and Partner of Liv Residence Ltd., a subsidiary of Ewave Holdings Ltd.; Chief Executive Officer and Partner of Ewave Nadlan International Investments Ltd., since 2018; Chief Executive Officer and Partner of The Promised Land, a subsidiary of Ewave Nadlan International Investments Ltd., from 2014 to 2018.	September 12, 2022	612,000
Brian Schinderle(1)(2) Illinois, USA
Founder and Manager of Solidum Capital since 2017; Executive Vice President of Finance of GHG Management (dba Grassroots Cannabis) from 2018 to 2020; Portfolio Manager of Balyasny Asset Management from 2009 to 2017.
		February 22, 2021	Nil

Notes

(1)	Member of the Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of the Governance and Nomination Committee.
(4)
9,883,602 Common Shares are held by Oren Shuster directly and 1,535 Common Shares are held indirectly by Ewave Group Ltd., a privately-held entity of which Mr. Shuster owns and controls 50% of the outstanding voting shares.

Biography of Proposed Directors for Inaugural Election

Moti Marcus

Mr. Marcus has served as the Chief Executive Officer of Packer Quality Metals Ltd., one of Israel’s largest metal processing companies, since 2019. Mr. Marcus served as the Chief Financial Officer and deputy Chief Executive Officer of S. Cohen Metal Works Ltd. and Chief Executive Officer of Aviv Shigur. Mr. Marcus is an experienced executive and manager, having worked on outlining business strategies, executive strategies, financial management, mergers and acquisitions, and restructuring. Mr. Marcus completed his bachelor’s degree in economics and accounting at Bar Ilan University and Tel Aviv University and his master’s degree in business management and finance at Bar Ilan University.

Einat Zakariya

Ms. Zakariya has served as the Chief Executive Officer and Partner of Liv Residence Ltd., a subsidiary of Ewave Nadlan International Investments Ltd., since 2018. Ms. Zakariya previously served as the Chief Executive Officer and Partner in The Promised Land, a subsidiary of Ewave Nadlan International Investments Ltd., from 2014 to 2018. Ms. Zakariya is experienced in the hotel real and estate business, including negotiations with capital investors and institutional partner entities, as well as development, marketing and sales. Ms. Zakariya also currently serves on the board of directors of HYGEAR Inc., a sport technology company.

Corporate Cease Trade Orders or Bankruptcies

No person proposed to be nominated for election as a director at the Meeting is or has been, within the preceding ten years, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)
was the subject of a cease trade or similar order, or an order that denied such company access to any exemptions under applicable securities legislation that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(b)
was the subject of a cease trade or similar order, or an order that denied such company access to any exemptions under applicable securities legislation that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No person proposed to be nominated for election as a director at the Meeting is or has been, within the preceding ten years, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No person proposed to be nominated for election as a director at the Meeting is or has, within the preceding ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such person.

Penalties and Sanctions

No proposed director of the Company has been subject to any: (a) penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

4.	Appointment of Independent Auditors

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“Kost”) are the current auditors of the Company. Kost were first appointed as auditors on January 16, 2020. At the Meeting, shareholders will be asked to vote for the appointment of Kost, as the Company’s auditors, to hold office until the next annual general meeting of the shareholders, at a remuneration to be fixed by the Board of Directors.

In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the appointment of Kost as the auditors of the Company, at a remuneration to be determined by the Board of Directors.

5.	Approval of Adoption of New Articles for the Company

From time to time, it is appropriate for a public corporation to review its form of articles to ensure that they are up to date with the current legislation and standard practices with respect to the management and administration of a reporting issuer. The existing articles of the Company (the “Existing Articles”) were last amended on October 4, 2019 to reflect the Company’s most recent name change; however, substantive change have not been made to the Existing Articles following the shareholder approval of the Existing Articles on September 26, 2005. Accordingly, the Company is proposing to replace the Existing Articles in with a new set of articles (the “New Articles”). The New Articles will make the Company’s articles consistent with the current terminology and provisions of the Business Corporations Act (British Columbia) (the “BCBCA”). A complete copy of the proposed New Articles is attached hereto as Schedule “A”.

Most of the changes in the New Articles are minor in nature and will not affect shareholders or the day-to-day administration of the Company. The Company will continue to be governed by the BCBCA. The following contains a summary of the material differences between the Existing Articles and the New Articles but does not include changes made solely to comply with the BCBCA:

Summary of Material Differences between Existing Articles and New Articles

•
Securities Transfer Act. The Existing Articles were adopted prior to the coming into force of the Securities Transfer Act (British Columbia) (the “STA”), which establishes rules for the transfer of investment securities that reflect international practices and which facilitates the use of an electronic book-based shareholder registry system. The New Articles incorporate a number of non-substantive changes, including the use of the new terminology adopted under the STA, which changes are not discussed in detail here. For full particulars, please refer to the proposed New Articles.

•
Change to Quorum for Shareholders’ Meetings. The Existing Articles provide that the quorum for the transaction of business at a meeting of shareholders is two shareholders, or one or more proxyholder representing two members, or one member and a proxyholder representing another member. In keeping with best corporate governance practices, the New Articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

•
Confirmation of Quorum for Directors’ Meetings. The Existing Articles provide that the quorum for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting. The New Articles provide that the quorum necessary for the transaction of the business of the directors is deemed to be set at a majority of directors or, if the number of directors is set at one, is deemed to be set at one director, and that one director may constitute a meeting.

•
Reasonable Time Limit Added to Replacement of Share Certificates. The Existing Articles do not address an applicable time limit for the replacement of lost, stolen or destroyed certificates. The New Articles provide that when a share certificate is lost, destroyed or wrongfully taken, a new share certificate will not be issued if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, destruction or wrongful taking of the share certificate.

•
Alteration of Authorized Share Structure: The Existing Articles allow for certain alterations to the authorized share structure of the Company by resolution of the Board. Alterations that result in a subdivision or consolidation of the Company’s share structure require shareholder approval under the Existing Articles. The New Articles require an ordinary resolution of shareholders to approve most alterations to the authorized share structure of the Company except for the approval of the subdivision or consolidation of unissued or fully paid and issued shares, which may be approved by a resolution of the Board.

•
Casting Vote: The Existing Articles do not allow for a tie breaking vote to be made by the chair of the shareholder’s meeting. The New Articles provide that in the case of an equality of votes, the chair of a meeting can cast a tie breaking vote.

•
Removal of Directors:  The Existing Articles provide that a director may be removed by a special resolution approved by at least 2/3 of votes cast. The BCBCA describes a special resolution as requiring approval by a special majority of at least 2/3 and not more than 3/4 of the votes cast on the resolution. The New Articles specify that a director may be removed from his or her term of office by a resolution of not less than 3/4 of the votes cast on such resolution.

•
Undelivered Notices: Under the New Articles, if a notice, statement, report or other record is sent to a shareholder and returned because the shareholder cannot be located on two consecutive occasions, the Company will not be required to send any further records to the shareholder until the shareholder confirms their new address with the Company.

•
Notice and Access: Under the New Articles, the Company will be able to take advantage of the notice and access provisions of National Instrument 51-102—Continuous Disclosure Obligations (“NI 51-102”), which provides the Company with the ability to distribute shareholder meeting materials by sending a small lightweight notice package to shareholders and posting a more detailed management information circular and related meeting materials online. This will assist the Company in streamlining shareholder meetings and reduce printing and posting costs associated with such meetings.

•
Addition of Advance Notice Provisions: The New Articles include provisions requiring advance notice of director nominees from shareholders (the “Advance Notice Provisions”). The purpose of the Advance Notice Provisions is to ensure that an orderly nomination process is observed, that shareholders are well-informed about the identity, intentions and credentials of director nominees and that shareholders vote in an informed manner after having been afforded reasonable time for appropriate deliberation. Among other things, the Advance Notice Provisions fix a deadline by which shareholders must provide notice to the Company of nominations for election to the Board. The notice must include all information that would be required to be disclosed, under applicable corporate and securities laws, in a dissident proxy circular in connection with the solicitations of proxies for the election of directors relating to the shareholder making the nominations (as if that shareholder were a dissident soliciting proxies) and each person that the shareholder proposes to nominate for election as a director. In addition, the notice must provide information as to the shareholdings of the shareholder making the nominations, confirmation that the proposed nominees meet the qualifications of directors and residency requirements imposed by corporate law, and confirmation as to whether each proposed nominee is independent for the purposes of National Instrument 52-110 Audit Committees. The deadline by which the notice must be delivered to the Company is set out in the table below.

Meeting Type	Nomination Deadline
Annual meeting of shareholders
Not less than 40 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareholder may be made not later than the close of business on the 10th day following the Notice Date.

Special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes)	Not later than the close of business on the 15th day following the date on which the first public announcement of the date of the special meeting of shareholders was made.

The Advance Notice Provisions do not affect nominations made pursuant to shareholder proposals or the requisition of a meeting of shareholders, in each case made in accordance with the provisions of the BCBCA.

At the Meeting, shareholders will be asked to pass the following special resolution to adopt the New Articles for the Company in replacement of the Existing Articles (the “New Articles Resolution”).

“BE IT HEREBY RESOLVED as special resolution that:

1.
The Company adopt the New Articles, in substantially the form attached as Schedule “A” to this Circular, with such additions and deletions as may be approved by the directors of the Company, in substitution for the Existing Articles;

2.	The Company be authorized to prepare and file a Notice of Alteration in respect of the adoption of the New Articles, in accordance with the BCBCA;

3.
On the date and time that the Notice of Alteration is filed with the British Columbia Registrar of Companies (the “BC Registrar”), the Existing Articles be replaced with the New Articles, all as approved by the directors of the Company;

4.
Notwithstanding the passage of this special resolution by the shareholders of the Company, the directors of the Company, in their sole discretion and without further notice to or approval of the shareholders of the Company, may decide not to proceed with the adoption of the New Articles or otherwise give effect to this special resolution, at any time prior to the filing of the Notice of Alteration; and

5.
Any one officer or director of the Company is authorized, for and on behalf of the Company, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby including, without limitation, the execution and filing of the Notice of Alteration and any forms prescribed by or contemplated under the BCBCA.”

The New Articles Resolution must be approved by at least two-thirds of the votes cast by the shareholders who, being entitled to do so, vote in person or by proxy at the Meeting in respect of the New Articles Resolution. The adoption of the New Articles will become effective at the date and time that the Notice of Alteration is filed with the BC Registrar (the “Effective Time”). As at the Effective Time, the New Articles will apply to govern the management and affairs of the Company. Notwithstanding the approval of the New Articles Resolution, the directors will have the authority, in their sole discretion, to implement or revoke the New Articles Resolution and otherwise implement or abandon the New Articles without further approval from the shareholders. If the New Articles Resolution is abandoned, the Existing Articles will continue to govern the management and affairs of the Company.

Management of the Company recommends that the shareholders vote in favour of the New Articles Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the approval of the New Articles Resolution. A full draft of the proposed New Articles is attached as Schedule “A” to this Circular.

6.	Share Consolidation

Shareholders are being asked to consider and, if thought advisable, to approve the ordinary resolution set out herein (the “Consolidation Resolution”) in respect of a consolidation (the “Share Consolidation”) of all of the issued and outstanding Common Shares at a ratio of between six (6) and ten (10) pre-Share Consolidation Common Shares for every one (1) post-Share Consolidation Common Share, as may be determined by the Board in its sole discretion (the “Consolidation Ratio”). Approval of the Consolidation Resolution by shareholders would give the Board the authority to implement the Share Consolidation and determine the exact Consolidation Ratio, in its sole discretion, at any time within one year of the date of shareholder approval of the Consolidation Resolution. The full text of the Consolidation Resolution approving the proposed Share Consolidation is set out below.

Background on the Share Consolidation

The Common Shares are listed under the symbol “IMCC” on the Nasdaq Capital Market (“Nasdaq”). For the Common Shares to continue trading on the Nasdaq, the Company must comply with various listing standards, including that the Common Shares maintain a minimum bid price of US$1.00 per Common Share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Common Shares on the Nasdaq on September 2, 2022 was US$0.4153 per Common Share and, over the prior 52 weeks ending on September 2, 2022, the closing price of the Common Shares has ranged from US$0.42 to US$4.30 per Common Share.

As previously disclosed, on July 19, 2022, the Company was notified by the Nasdaq (the “Nasdaq Notice”) that the closing price of the Common Shares for the 30 consecutive business day period from May 27, 2022 to July 12, 2022 did not meet the Minimum Bid Price Requirement. The Nasdaq Notice has no effect on the listing of the Common Shares at this time, and the Common Shares continue to trade on the Nasdaq under the symbol “IMCC”. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has until January 9, 2023 to regain compliance with the Minimum Bid Price Requirement. Such compliance may be achieved through the Share Consolidation or, if at any time prior to January 9, 2023, the closing bid price of the Common Shares is at least US$1.00 for a minimum of ten (10) consecutive business days.

If the Company does not regain compliance prior to January 9, 2023, it will be delisted from Nasdaq, but will have the option to request a hearing to appeal the delisting determination and request additional time to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that such an appeal, if made, will be granted by Nasdaq.

The Board is of the opinion that it may be in the best interests of the Company and the shareholders to consolidate the Common Shares in order to both: (i) maintain the Nasdaq listing; and (ii) enhance the marketability of the Common Shares given that an increase in the price per Common Share could increase the interest of institutional and other investors with policies that prohibit them from purchasing stock below a minimum price.

In evaluating whether or not to recommend that shareholders authorize the Share Consolidation, in addition to the considerations described above, the Board took into account various negative factors associated with the Share Consolidation. These factors include: losing the Company’s Nasdaq listing; the negative perception of consolidations held by some investors, analysts and other stock market participants; the fact that the share price of some companies that have effected consolidations has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing the Share Consolidation. Conversely, the Board believes that the current low market price of the Common Shares impairs its acceptability to important segments of the investor community and investing public. Many investors look upon low-priced shares as unduly speculative in nature and, as a matter of policy, avoid investment in such shares. The Board believes that the low market price of the Common Shares has reduced the effective marketability of the Common Shares because of the reluctance of many brokerage firms to recommend low-priced shares to their clients. Further, a variety of brokerage housing policies and practices tend to discourage individual brokers within those firms from dealing in low-priced shares. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced shares unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced shares because the brokerage commission on a sale of low-priced shares generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

Although approval of the Share Consolidation is being sought at the Meeting, the Share Consolidation, if approved, will not become effective until the Board determines it to be in the Company’s and shareholders’ best interests, if applicable.

Certain Risks Associated with the Share Consolidation

Certain risks associated with the Share Consolidation are as follows:

The Company’s total market capitalization immediately after the proposed Share Consolidation may be lower than immediately before the proposed Share Consolidation

There are numerous factors and contingencies that could affect the Common Share price prior to or following the Share Consolidation, including the status of the market for the Common Shares at the time, the status of the Company’s reported financial results in future periods, and general economic, geopolitical, stock market and industry conditions. Accordingly, the market price of the Common Shares may not be sustainable at the direct arithmetic result of the Share Consolidation and may be lower.

A decline in the market price of the Common Shares after the Share Consolidation may result in a greater percentage decline than would occur in the absence of a consolidation, and liquidity could be adversely affected following such consolidation

If the Share Consolidation is implemented and the market price of the Common Shares declines, the percentage decline may be greater than would occur in the absence of the Share Consolidation. The market price of the Common Shares will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of Common Shares outstanding.

Furthermore, the liquidity of the Common Shares could be adversely affected by the reduced number of Common Shares that would be outstanding after the Share Consolidation.

The Share Consolidation may result in some shareholders owning “odd lots” of less than 100 Common Shares on a post-consolidation basis, which may be more difficult to sell, or require greater transaction costs per Common Share to sell

The Share Consolidation may result in some shareholders owning “odd lots” of less than 100 Common Shares on a post-consolidation basis. “Odd lots” may be more difficult to sell, or require greater transaction costs per Common Share to sell, than Common Shares held in “board lots” of even multiples of 100 Common Shares.

Principal Effects of the Share Consolidation

The principal effects of the Share Consolidation would be:

(1)
Reduction in number of Common Shares outstanding – the number of Common Shares issued and outstanding will be reduced from 74,582,821 (as of the date of this Circular) to between approximately 7,458,282 and 12,430,470 Common Shares, depending on the Consolidation Ratio selected by the Board; and

(2)
Adjustments to outstanding options, warrants and other securities convertible or exercisable for Common Shares – the exercise price and the number of Common Shares issuable under the Company’s outstanding options, warrants and other securities convertible or exercisable for Common Shares will be proportionately adjusted, based on the Consolidation Ratio selected by the Board, with any fraction rounded to the nearest whole number.

The Board believes that shareholder approval of a range of potential Consolidation Ratios (rather than a single Consolidation Ratio) would provide the Board with maximum flexibility to react to then-current market conditions and achieve the desired results of the Share Consolidation. If the Consolidation Resolution is approved, the Share Consolidation would be implemented, if at all, only upon a determination by the Board that it is in the best interests of the Company at that time. In connection with any determination to implement the Share Consolidation, the Board will set the timing for such Share Consolidation and select the specific Consolidation Ratio from within the range of ratios set forth in the Consolidation Resolution, subject to receipt of all necessary regulatory approvals. The Board’s selection of the specific ratio would be based primarily on the price level of the Common Shares at that time and the expected stability of that price level. No further action on the part of shareholders would be required in order for the Board to implement the Share Consolidation.

If approved and implemented, the Share Consolidation will occur simultaneously for all the Common Shares and the Consolidation Ratio will be the same for all the Common Shares. Except for any variances attributable to fractional shares, the change in the number of issued and outstanding Common Shares that will result from the Share Consolidation will cause no change in the capital attributable to the Common Shares and will not materially affect any shareholder’s percentage ownership in the Company, even though such ownership will be represented by smaller number of Common Shares.

In addition, the Share Consolidation will not materially affect any shareholder’s proportionate voting rights. Each Common Share outstanding after the Share Consolidation will be fully paid and non-assessable and will entitle the holder to one vote per Common Share.

The Share Consolidation is subject to regulatory approval and compliance with the policies of the Canadian Securities Exchange (“CSE”). As a condition to the approval of the consolidation of Common Shares listed for trading on the CSE, the policies of the CSE require, among other things, that a CSE listed issuer must not effect a share consolidation which reduces the number of public holders (as defined under CSE policies) holding at least a board lot to less than 100.

If the Board does not implement the Share Consolidation within one year from the date of shareholder approval of the Consolidation Resolution, the authority granted by the Consolidation Resolution to implement the Share Consolidation on these terms would lapse and be of no further force or effect. The Consolidation Resolution also authorizes the Board to elect not to proceed with, and abandon, the Share Consolidation at any time if it determines, in its sole discretion, to do so. No further approval by or prior notice to shareholders would be required in order for the Board to abandon the Share Consolidation.

Effect on Outstanding Common Shares

If the proposed Share Consolidation is approved by shareholders and implemented, registered shareholders will be required to surrender their pre-consolidation Common Shares for post-consolidation Common Shares. Following the announcement by the Company of the effective date of the Share Consolidation, registered shareholders will be provided with a letter of transmittal by the Company’s transfer agent to be used for the purpose of surrendering their pre-Share Consolidation Common Shares to the transfer agent in exchange for post-Share Consolidation Common Shares. After the effective date of the Share Consolidation, share certificates or DRS statements, as applicable, representing pre-Share Consolidation Common Shares will: (i) not constitute good delivery for the purposes of trades of post-Share Consolidation Common Shares; and (ii) be deemed for all purposes to represent the number of Common Shares to which the shareholder is entitled as a result of the Share Consolidation. No delivery of a new share certificate or DRS statement, as applicable, to a shareholder will be made until the shareholder surrenders the documentation representing its pre-Share Consolidation Common Shares along with the letter of transmittal to the registrar and transfer agent of the Company in the manner detailed therein.

Effect on Non-Registered Holders

Non-registered holders holding their Common Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have specific procedures for processing the Share Consolidation. If you hold your Common Shares with such a bank, broker or other nominee and if you have any questions in this regard, you are encouraged to contact your nominee.

No Fractional Shares to be Issued

No fractional Common Shares will be issued in connection with the Share Consolidation and, in the event that a shareholder would otherwise be entitled to receive a fractional Common Share upon the Share Consolidation, such fraction will be rounded to the nearest whole number with no additional consideration payable in the case of rounding down to the nearest whole number.

No Dissent Rights

Under the BCBCA, shareholders do not have dissent and appraisal rights with respect to the proposed Share Consolidation.

Shareholder Approval of Consolidation Resolution

At the Meeting, shareholders will be asked to pass the Consolidation Resolution in the following form:

“BE IT HEREBY RESOLVED as ordinary resolution that:

1.
The authorized share structure of the Company is altered by consolidating all of the issued and fully paid Common Shares without par value on the basis of the Consolidation Ratio to be selected by the Board, in its sole discretion, provided that (i) the ratio may be no smaller than one post-Share Consolidation Common Share for every six (6) pre-Share Consolidation Common Shares and no larger than one pre-Share Consolidation Common Share for every ten (10) pre-Share Consolidation Common Shares, and (ii) the number of pre-Share Consolidation Common Shares in the ratio must be a whole number of Common Shares, on such date and time the Board of Directors may determine within one year of the date hereof;

2.
No fractional Common Shares shall be issued upon the Share Consolidation and in the case where the Share Consolidation results in a shareholder of the Company otherwise becoming entitled to a fraction of a Common Share, the number of Common Shares, on a post-Share Consolidation basis, issuable to such shareholder shall be rounded up to the next higher whole number if the fraction is 0.5 or greater, and rounded down to the next lower whole number if the fraction is less than 0.5;

3.	The Board of Directors are hereby authorized to determine the Consolidation Ratio within the parameters prescribed in 1(i) above;

4.
Any officer or director of the Company is hereby authorized for and on behalf of the Company to execute, deliver and file all such documents, whether under the corporate seal of the Company or otherwise, and to do and perform all such acts or things as may be necessary or desirable in order to give effect to the foregoing special resolution, including, without limitation, the determination of the effective date of the Share Consolidation and applying for CSE approval, the execution, delivery or filing of any such document or the doing of any such act or thing being conclusive evidence of such determination; and

5.	Notwithstanding the foregoing, the Board is hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution at any time.”

The Consolidation Resolution must be approved by at least a majority of the votes cast by the shareholders who, being entitled to do so, vote in person or by proxy at the Meeting in respect of the Consolidation Resolution. The adoption of the Consolidation Ratio will become effective at the date and time that the directors determine. Notwithstanding the approval of the Consolidation Resolution, the directors will have the authority, in their sole discretion, to implement or revoke the Consolidation Resolution and otherwise implement or abandon the Share Consolidation without further approval from the shareholders.

Management of the Company recommends that the shareholders vote in favour of the Consolidation Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the approval of the Consolidation Resolution.

7.	Other Business

It is not known that any other matters will come before the Meeting other than as set forth above and in the Notice of Meeting accompanying this Circular, but if such should occur, the management designees intend to vote on them in accordance with their best judgement, exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or any adjournment thereof.

STATEMENT OF EXECUTIVE COMPENSATION

On May 20, 2022, the Company filed a statement of executive compensation in Form 51-102F6 - Statement of Executive Compensation under NI 51-102 (“Form 51-102F6”), the entirety of which is reproduced below. Such disclosure has been conformed to this Circular and is current as of May 20, 2022, unless stated otherwise.

Under applicable securities legislation, the Company is required to disclose certain financial and other information relating to the compensation of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and each of the three most highly compensated executive officers of the Company, including any of its subsidiaries, whose total compensation was more than $150,000 for the financial year of the Company ended December 31, 2021, other than the CEO and CFO (collectively the “Named Executive Officers”), and for the directors of the Company.

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis section of this Circular sets out the objectives of the Company’s executive compensation arrangements, the Company’s executive compensation philosophy and the application of this philosophy to the Company’s executive compensation arrangements.

When determining the compensation arrangements for the Named Executive Officers, the Board considers the objectives of: (i) retaining an executive critical to the success of the Company and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and shareholders of the Company; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

Benchmarking

In determining the compensation level for each executive, the Board looks at factors such as the relative complexity of the executive’s role within the organization, the executive’s performance and potential for future advancement, the compensation paid by other companies in the same industry as the Company, and pay equity considerations.

Elements of Compensation

The compensation paid to executive officers in any year may consist of the following three (3) primary components, at the discretion of the Board:

1.	base salary;

2.	cash bonuses; and/or

3.	long-term incentives.

The Company believes that making a significant portion of executive officers’ compensation based on long-term incentives supports the Company’s executive compensation philosophy, as these forms of compensation allow those most accountable for the Company’s long-term success to acquire and hold the Company’s shares. The key features of these three primary components of compensation are discussed below:

1.	Base Salary

Base salary recognizes the value of an individual to the Company based on his or her role, skill, performance, contributions, leadership and potential. It is critical in attracting and retaining executive talent in the markets in which the Company competes for talent. Base salaries for executive officers are reviewed annually. Any change in the base salary of an executive officer is generally determined by an assessment of such executive’s performance, a consideration of competitive compensation levels in companies similar to the Company and a review of the performance of the Company as a whole and the role such executive officer played in such corporate performance.

2.	Cash Bonuses

Cash bonuses for the executive officers are determined by reference to the Company’s actual performance relative to objectives and individual contributions toward such performance. All awards made to executive officers are subject to the review and approval of the Company’s Compensation Committee and the Board and are examined in absolute terms as well as in relation to peer company performance.

3.	Long Term Incentives

Long term incentives, such as stock options of the Company (the “Options”) and restricted share units of the Company (the “RSUs”) are provided to focus management’s attention on corporate performance over a period of time longer than one year in recognition of long term horizons for return on investments and strategic decisions. The number of Options and/or RSUs given to each executive officer is determined by his or her position, past contribution and potential future contributions to the Company and the number and terms of Options and RSU awards previously granted to the executive officer. The securities based awards granted under the stock option plan (the “Stock Option Plan”) and the restricted share unit plan (the “RSU Plan” and together with the Stock Option Plan, the “Securities Based Compensation Arrangements”) are reviewed by the Compensation Committee. The Compensation Committee determines a meaningful level of award for executive officers of the Company. The number of Options and RSUs are also influenced by the number of officers and key employees in the current year and the likelihood of grants in future years to officers and key employees since the aggregate number of Common Shares available for issuance pursuant to all Securities Based Compensation Arrangements cannot exceed 10% of the Company’s issued Common Shares on a rolling basis.

Other than the Securities Based Compensation Arrangements, the Company does not have any other long-term incentive plans pursuant to which securities or cash compensation is intended to serve as an incentive for performance over a period greater than one financial year.

The Compensation Committee and the Board have not formally assessed the implications of the risks associated with the Company’s compensation policies and practices.

Under the stock trading policy adopted by the Company on November 26, 2020, as amended from time to time, executive officers and directors are strongly discouraged but are not prohibited from purchasing financial instruments; however, the Company does not have any policies which prohibit the purchase of financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation.

Stock Option Plan

The Stock Option Plan was approved by the shareholders of the Company at the annual general and special meeting of shareholders held on July 28, 2021 and replaced the previous stock option plan of the Company (the “Predecessor Stock Option Plan”). The Predecessor Stock Option Plan continues to exist only for the purpose of governing the terms of Options that were granted under the Predecessor Stock Option Plan prior to the adoption of the Stock Option Plan.

The purpose of the Stock Option Plan is to provide the Company with the advantages of the incentive inherent in equity ownership on the part of directors, executive officers, employees and consultants (collectively, the “Eligible Persons”) who are responsible for the continued success of the Company; to create in those Eligible Persons a proprietary interest in, and a greater concern for, the welfare and success of the Company; to encourage Eligible Persons to remain with the Company and any subsidiaries; and to attract new employees, directors, officers and consultants.

The Stock Option Plan will be administered by the Board, and the Board may delegate its powers, rights and obligations to a committee. The Company’s Compensation Committee will be responsible for determining which directors, officers, employees and consultants shall be granted Options.

The Board will have the authority to grant Options to Eligible Persons and, subject to the policies of the Canadian stock exchange upon which the Common Shares principally trade, will determine the terms and conditions applicable to the exercise of those Options including the number of Common Shares issuable under each Option, the exercise price, the expiry date, vesting conditions, if any, the nature and duration of the restrictions, if any, to be imposed on the sale or other disposition of Common Shares acquired on exercise of the Option, and the events, if any, that give rise to a termination or expiry of the Option participant’s rights under the Option, and the period in which such termination or expiry can occur. Notwithstanding the foregoing, the maximum term of any Option granted under the Stock Option Plan will be ten years. The Stock Options Plan provides for a cashless exercise procedure.

The total number of Common Shares that may be reserved for issuance to all directors and executive officers as a group under the Stock Option Plan and any other Securities Based Compensation Arrangements, in aggregate, will not exceed, at any time, or within any 12-month period, 10% of the issued and outstanding Common Shares, on a non-diluted basis, as at the date of grant of any Options under the Stock Option Plan.

The total number of Common Shares that may be reserved for issuance and granted to any one Executive (as defined in the Stock Option Plan) under the Stock Option Plan and all other Securities Based Compensation Arrangements, in aggregate, will not exceed at any time, or within a 12-month period, 5% of the issued and outstanding Common Shares, on a non-diluted basis, as at the date of grant of any Options under the Stock Option Plan.

The total number of Common Shares that may be reserved for issuance and granted to persons engaging in investor relations activities under the Stock Option Plan and all other Securities Based Compensation Arrangements, in aggregate, will not exceed at any time, or within a 12-month period, 1% of the issued and outstanding Common Shares, on a non-diluted basis, as at the date of grant of any Options under the Stock Option Plan.

Annual shareholder approval is not required for the Stock Option Plan. The Board may terminate the Stock Option Plan at any time in its absolute discretion, without shareholder approval. If the Stock Option Plan is terminated, no further Options will be granted, but the Options then outstanding will continue in full force and effect in accordance with the provisions of the Stock Option Plan until the time they are exercised or terminated or expire under the terms of the Stock Option Plan and the applicable Option agreement.

RSU Plan

The RSU Plan was approved by shareholders at a special meeting of shareholders held on December 16, 2020. The RSU Plan was established to provide a financial incentive for employees, consultants and directors of the Company, to devote their best efforts towards the long-term success of the Company’s business, by aligning qualified participants’ financial interests with those of the Company and its shareholders, to assist the Company in attracting and retaining individuals with top-level talent, passion, ability, and an overall commitment to the business of the Company, and to ensure that the total compensation provided to such participants is at competitive levels. Accordingly, the RSU Plan is intended to supplement the Company’s other Securities Based Compensation Arrangements provided that the aggregate issuances under the RSU Plan and all other the Securities Based Compensation Arrangements do not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis immediately prior to the proposed grant of the applicable RSUs.

The RSU Plan provides that RSUs may be granted by the Board, or if delegated to a committee of the Board, by the Compensation Committee, to directors, executive officers, employees and consultants of the Company (each an “RSU Participant”). The Compensation Committee determines from time to time the RSU Participants to whom RSUs are granted and the provisions and restrictions with respect to such grant. The Compensation Committee takes into consideration the present and potential contributions of and the services rendered by the particular RSU Participant to the success of the Company and any other factors which the Compensation Committee deems appropriate and relevant.

Each RSU entitles the RSU Participant, subject to the RSU Participant’s satisfaction of any conditions, restrictions or limitations imposed under the RSU Plan or RSU grant letter, to receive: (i) one previously unissued Common Share for each RSU; or (ii) a cash payment equal to the number of RSUs multiplied by the fair market value of one Common Share on the vesting date; or (iii) a combination of (i) and (ii), as determined by the Board or Compensation Committee, on the date when the RSU is fully vested. Concurrent with the determination to grant RSUs to a RSU Participant, the Compensation Committee also determines the vesting schedule applicable to such RSUs, which shall extend no later than December 15th of the third calendar year following the calendar year in which the grant occurred in respect of the RSUs.

RSU grants are subject to additional limitations under the terms of the RSU Plan. Unless permitted by the CSE or approved by disinterested shareholders:

(a)
the maximum number of RSUs available for grant to any one person under the RSU Plan and any other Securities Based Compensation Arrangements of the Company in a 12 month period is 5% of the total number of Common Shares then outstanding on a non-diluted basis; and

(b)
the maximum number of Common Shares issuable to insiders of the Company (as a group) under the RSU Plan, together with any other Common Shares issuable under any other Securities Based Compensation Arrangements, shall not exceed at any time or within any 12 month period, 10% of the issued and outstanding Common Shares on a non-diluted basis at the time of grant.

Further, the total number of Common Shares issuable to any RSU Participant performing investor relations activities over any 12 month period, pursuant to the RSU Plan and together with any other Common Shares issuable under any other Securities Based Compensation Arrangements, cannot exceed 1% of the issued and outstanding number of Common Shares then outstanding on a non-diluted basis at the time of grant.

The Board or the Compensation Committee, as the case may be, may terminate, discontinue or amend the RSU Plan at any time, provided that, without the consent of an RSU Participant, such termination, discontinuance or amendment may not in any manner adversely affect such RSU Participant’s rights under any RSU granted to such RSU Participant under the RSU Plan.

The Board or the Compensation Committee may, subject to the receipt of shareholder approval and the receipt of any regulatory approval including any stock exchange approval (where required), make the following amendments to the RSU Plan or RSUs under the RSU Plan:

(a)
increase the number of Common Shares which may be issued pursuant to the RSU Plan, other than by virtue of a change in Common Shares, whether by reason of a stock dividend, consolidation, subdivision or reclassification which adjustment may be made by the Board or Compensation Committee for the number of Common Shares available under the RSU Plan and the number of Common Shares subject to RSUs;

(b)	amend the definition of “Participant” under the RSU Plan which would have the potential of narrowing, broadening or increasing insider participation;

(c)	amendments to cancel and reissue RSUs;

(d)
amendments to the list of amendments to the RSU Plan or RSUs requiring requisite regulatory and shareholder approval and those subject to requisite regulatory approval (where required) but not subject to shareholder approval;

(e)	amendments that extend the term of an RSU;

(f)
amendments to the participation limits including: the maximum number of shares issuable under the RSU Plan, limitations on grants of RSUs to any one person in a 12-month period, grants within a one year period to insiders, and the number of shares issuable to a person providing investor relations activities in any 12-month period; and

(g)
amendments to the RSU Plan that would permit RSUs, or any other right or interest of a RSU Participant under the RSU Plan, to be assigned or transferred, other than for normal estate settlement purposes.

The Board or the Compensation Committee may, subject to receipt of requisite regulatory approval (where required), but not subject to shareholder approval, in its sole discretion make all other amendments to the RSU Plan or RSUs under the RSU Plan that are not of the type contemplated above, including, without limitation:

(a)	amendments of a housekeeping nature;

(b)	amendments to the vesting provisions of a RSU or the RSU Plan;

(c)	amendments to the definitions, other than such definitions noted above;

(d)	amendments to reflect changes to applicable securities laws; and

(e)
amendments to ensure that the RSUs granted under the RSU Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which a RSU Participant to whom a RSU has been granted may from time to time be a resident, citizen or otherwise subject to tax therein.

Except as otherwise may be expressly provided for under the RSU Plan or pursuant to a will or by the laws of descent and distribution, no RSU and no other right or interest of a RSU Participant is assignable or transferable, and any such assignment or transfer in violation of the RSU Plan is deemed to be null and void.

In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision or reclassification, an appropriate adjustment will be made by the Board or Compensation Committee in the number of Common Shares available under the RSU Plan and the number of Common Shares subject to any RSUs. If the foregoing adjustment results in a fractional Common Share, the fraction shall be rounded down to the nearest whole number. All such adjustments are conclusive, final and binding for all purposes of the RSU Plan.

Performance Graph

The following graph compares the cumulative total shareholder return by comparing a $100 investment in Common Shares on November 5, 2019, being the date on which the Company commenced trading on the CSE following the completion of its reverse takeover transaction with I.M.C. Holdings Ltd. (“IMC Holdings”), to the cumulative shareholder return of the CSE Composite Index for the same period.

	November 5, 2019	December 2019	December 2020	December 2021
IM Cannabis Corp.	100.00	53.04	391.56	164.58
CSE Composite Index	100.00	99.79	170.08	130.95

The Board is of the view that the Company’s management, including each of the Named Executive Officers, delivered excellent value to shareholders since the completion of the Company’s reverse takeover transaction and beginning of trading on the CSE on November 5, 2019. As evidenced by the performance graph above, the Common Shares outperformed the CSE Composite Index during such period; however, the trend shown in the above graph does not necessarily correspond to the Company’s compensation to its Named Executive Officers for such period. The Board considered the high-quality contributions by each executive in achieving notable milestones in business development and execution of the Company’s strategic plans. Executive compensation during this period is reflective of the dedication and loyalty to grow the Company and to continue towards its goal of becoming a leading global premium cannabis producer and purveyor.

Share-Based and Option-Based Awards

The Company recognizes the importance of share-based and option-based awards for retaining employees and keeping them motivated. New grants to employees are made based on the role and position of the employee, with consideration given to the limits imposed by the Company’s Securities Based Compensation Arrangements.

The role of the Compensation Committee is to review management’s recommendations and provide feedback related to security based compensation. During the two most recently completed financial years, the Company retained the services of PricewaterhouseCoopers (“PwC”) and Niagara Street HR Consulting Inc., respectively (“Niagara”), to provide guidance on the compensation of top management and directors.

Compensation Governance

The Compensation Committee

The Compensation Committee is responsible for, among other things, developing and monitoring the Company’s overall approach to compensation issues and implementing and administering a system of compensation that provides for competitive base salaries. The Compensation Committee conducts an annual review of the Company’s compensation issues and practices, including corporate goals and objectives relative to the compensation of the CEO and other senior officers, and makes a comprehensive set of recommendations to the Board during each calendar year. The Compensation Committee is currently comprised of three independent directors, currently being Brian Schinderle, Moti Marcus and Einat Zakariya. During meetings of the Compensation Committee, the primary goal as they relate to compensation matters are to ensure that the compensation provided to the Named Executive Officers and other senior officers and Executives are determined with regard to the Company’s business strategies and objectives, such that the financial interest of the executive officers are aligned with the financial interest of shareholders, and to ensure that their compensation is fair and reasonable and sufficient to attract and retain qualified and experienced executives. The Company uses the benchmark method in order to determine the compensation for its directors and executive officers. Under the benchmark method, more than ten similar companies are reviewed in order to ensure that compensation to directors and executive officers is within the market range.

The Board looks to the past experience of each director in determining the composition of the Compensation Committee and strives to include a range of skills and experiences when making appointments to ensure the Compensation Committee is comprised of directors that act independently and think analytically about the Company’s compensation practices. As a whole, each of the members of the Compensation Committee have direct experience and skills relevant to their responsibilities in executive compensation, including with respect to enabling such directors in making informed decisions on the suitability of the Company’s compensation policies and practices.

Executive Compensation-Related Fees

“Executive Compensation-Related Fees” consist of fees for professional services billed by each consultant or advisor, or any of its affiliates, that are related to determining compensation for any of the Company’s directors and executive officers. In August 2020, the Company retained PwC to act as its compensation advisor and to build a compensation plan for the Company’s directors and executive officers. PwC billed the Company $14,000 in Executive Compensation-Related Fees for the year ended December 31, 2020. Niagara billed the Company $50,000 in Executive Compensation-Related Fees for the year ended December 31, 2021.

All Other Fees

“All Other Fees” consist of fees for services that are billed by each consultant or advisor mentioned above and which are not reported under “Executive Compensation-Related Fees”. Neither PwC nor Niagara billed the Company for any other fees during the fiscal years ended December 31, 2021 and December 31, 2020.

Summary Compensation Table

The following table (presented in accordance with Form 51-102F6) sets out all direct and indirect compensation for, or in connection with, services provided to the Company and its subsidiaries for the three most recently completed financial years of the Company in respect of the Named Executive Officers of the Company.

Name and Principal Position	Year(1)	Salary ($)	Share-Based Awards ($)	Option-Based Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total Compensation ($)
					Annual Incentive Plans	Long-Term Incentive Plans
Oren Shuster(1) CEO and Director	2021	515,731	Nil	562,018	121,000	Nil	Nil	1,198,749
	2020	424,492	Nil	202,743	110,000	Nil	4,577	741,812
	2019	357,409	Nil	371,917	Nil	Nil	Nil	729,326
Shai Shemesh(2) CFO	2021	300,607	Nil	408,653	82,500	Nil	Nil	791,760
	2020	249,960	Nil	112,390	75,000	Nil	Nil	437,350
	2019	164,172	Nil	98,278	Nil	Nil	Nil	262,450
Marc Lustig Executive Chairman and Director(3) (6)	2021	264,000	1,286,498	329,846	Nil	Nil	Nil	1,880,344
	2020	90,000	Nil	1,059,085	Nil	Nil	500,000	1,649,085
	2019	99,629	Nil	699,955	Nil	Nil	Nil	799,584
Michael Ruscetta Chief Executive Officer of a subsidiary(4)	2021	201,250	Nil	675,719	175,000	Nil	Nil	1,051,969
	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Howard Steinberg Chief Executive Officer of a subsidiary(5)	2021	480,000	Nil	675,719	400,000	Nil	Nil	1,555,719
	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes

(1)	Mr. Shuster was appointed CEO and director of the Company on October 11, 2019. Mr. Shuster does not earn consideration for his role as a director of the Company.
(2)	Mr. Shemesh was appointed CFO of the Company on October 11, 2019.
(3)	Mr. Lustig was appointed Executive Chairman of the Company on December 29, 2020. Mr. Lustig does not earn consideration for his role as a director of the Company.
(4)	Mr. Ruscetta is the Chief Executive Officer of Trichome Financial Corp. (“Trichome”).
(5)	Mr. Steinberg is the Chief Executive Officer of Trichome JWC Acquisition Corp (“TJAC”) and MYM Nutraceuticals Inc.(“MYM”)
(6)	On September 21, 2021 the Company granted Mr. Lustig 550,000 RSUs.
(7)
The Company used the Black-Scholes pricing model as the methodology to calculate the grant date fair value, and relied on the following the key assumptions and estimates for each calculation under the following assumptions: (i) risk free interest rate of 0.42% to 1.97% (ii) expected dividend yield of 0%; (iii) expected volatility of 76.28% to 82.31%; and (iv) a term of 5 to 10 years. The Black-Scholes pricing model was used to estimate the fair value as it is the most accepted methodology.

Outstanding Option-Based Awards and Share-Based Awards

The following table is a summary of all outstanding option-based awards and share-based awards of Named Executive Officers as at December 31, 2021.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options(1) (2) (#)	Option exercise price ($)(3)	Option expiration date	Value of unexercised in-the-money options(3) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested(4) ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Oren Shuster CEO and Director	62,500 750,000 500,000	4.00 5.87 1.60	June 9, 2025 May 19, 2026 January 4, 2029	13,750 Nil 1,310,000	Nil	Nil	Nil
Shai Shemesh CFO	37,500 201,650 62,500	4.00 5.87 1.60	June 9, 2025 May 19, 2026 April 7, 2029	8,250 Nil 163,750	Nil	Nil	Nil
Marc Lustig Executive Chairman and Director	675,000	1.60	September 11, 2029	1,768,500	320,994	1,354,595	Nil
Michael Ruscetta Chief Executive Officer of a subsidiary	232,500	10.02	March 18, 2026	Nil	Nil	Nil	Nil
Howard Steinberg Chief Executive Officer of a subsidiary	232,500	10.02	March 18, 2026	Nil	Nil	Nil	Nil

Notes

(1)	Each Option entitles the holder to purchase one Common Share.
(2)	On February 12, 2021, the Company completed a consolidation of its Common Shares on a 4:1 basis. The figures reported in this table are presented on a 4:1 post-consolidation basis.
(3)
Calculated using the closing market price of the Common Shares on the CSE on December 31, 2021 of $4.22 and subtracting the exercise price of in-the-money Options, including unvested. These Options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise.

(4)	Calculated using the closing market price of the Common Shares on the CSE on December 31, 2021 of $4.22.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth for each Named Executive Officer, the value of option-based awards and share-based awards that vested during the year ended December 31, 2021 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2021.

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Oren Shuster CEO	562,018	Nil	Nil
Shai Shemesh CFO	408,653	Nil	Nil
Marc Lustig Executive Chairman and Director	329,846	1,286,498	Nil
Michael Ruscetta Chief Executive Officer of a subsidiary	675,719	Nil	Nil
Howard Steinberg Chief Executive Officer of a subsidiary	675,719	Nil	Nil

PENSION PLAN BENEFITS

There are no pension plan benefits in place for the Named Executive Officers or the directors of the Company.

EXTERNAL MANAGEMENT COMPANIES

Except as described below, none of the Named Executive Officers or directors of the Company have been retained or employed by an external management company which has entered into an understanding, arrangement or agreement with the Company to provide executive management services to the Company, directly or indirectly.

Mr. Steinberg provides his services as the Chief Executive Officer of the Company’s subsidiary, MYM Nutraceuticals Inc., through a private company operating as an external management company.

Mr. Shuster provides his services as the Chief Executive Officer of the Company’s subsidiary, IMC Holdings Ltd., through a private company operating as an external management company.

Mr. Lustig provides his services as the Executive Chairman of the Company, through a private company operating as an external management company.

TERMINATION AND CHANGE OF CONTROL BENEFITS

Other than described below, no Named Executive Officer has entered into an arrangement with the Company or a subsidiary of the Company that provide for payments to the Named Executive Officers in connection with any termination or change of control beyond any payment that a Named Executive Officer may be entitled to pursuant to applicable employment standard law:

Oren Shuster

As at December 31, 2021, Mr. Shuster performed the services of Chief Executive Officer of IMC Holdings Ltd., through a private company acting as an external management company (“Shuster Management Company”). The Shuster Management Company was paid a monthly fee of $42,000 per month (plus VAT). Either the Company (through its subsidiary) or the Shuster Management Company may terminate the agreement at any time for any reason upon three months’ notice with continuing payments during such notice period. The Company, through its subsidiary, may terminate the agreement forthwith for cause without notice. As of March 1, 2022, Mr. Shuster performs the services of CEO of the Company under substantially similar terms.

Michael Ruscetta

The Company’s subsidiary, Trichome, entered into an executive employment contract with Mr. Ruscetta effective May 4, 2018. Under this contract Mr. Ruscetta is entitled to base salary compensation of $175,000 per annum, cash incentive award equal to 100% of the base salary, and certain grants of securities based awards that are subject to vesting conditions. In the event that Mr. Ruscetta is terminated for cause, Trichome may terminate Mr. Ruscetta’s employment without notice and securities based awards, whether vested or unvested, will immediately terminate. If Mr. Ruscetta is terminated without cause or Trichome is subject to a change of control in which over 50% of the voting shares of Trichome is acquired, directly or indirectly, by any person and Mr. Ruscetta is terminated in connection with such change of control, Mr. Ruscetta will be provided with notice or pay in lieu of notice equal to ongoing payment of base salary, pro-rata average bonus and continuation of benefits coverage for a period equal to six months plus one month for every year of service completed after May 7, 2019. If Mr. Ruscetta is terminated without cause, vested securities based awards will continue on their terms and unvested securities based awards will terminate. If Trichome is subject to a change of control, all unvested securities will be payable in accordance with their terms.

Howard Steinberg

Mr. Steinberg performs the services of Chief Executive Officer of TJAC and MYM through a private company acting as an external management company (“Steinberg Management Company”). The Steinberg Management Company is paid a monthly fee of $40,000 per month (plus HST) and $100,000 per quarter (plus HST). Either the Company (through its subsidiary) or the Steinberg Management Company may terminate the agreement at any time upon three months’ notice with continuing payments during such notice period, pro-rated for any partial month or quarter. The Company (through its subsidiary) may also terminate the agreement immediately and pay a termination fee equal to three months` notice, pro-rated for any partial month or quarter.

DIRECTOR COMPENSATION

The objective of the Company’s compensation program for directors is to attract and retain members of the Board of a quality and nature that will enhance the sustainable profitability and growth of the Company. Director compensation is intended to provide an appropriate level of remuneration considering the experience, responsibilities, time requirements and accountability of their roles.

Director Compensation Table

The following table sets out certain information respecting the compensation paid to directors of the Company who were not Named Executive Officers during the year ended December 31, 2021.

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($) (5)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Vivian Bercovici Director	89,400	Nil	156,013	Nil	Nil	Nil	245,413
Haleli Barath(1) Director	85,425	Nil	350,820	Nil	Nil	Nil	436,245
Brian Schinderle(2) Director	87,112	Nil	350,820	Nil	Nil	Nil	437,932
Steven Mintz(3) Director	14,750	Nil	5,364	Nil	Nil	Nil	20,114
Rafael Gabay(4) Director	14,750	Nil	174,302	Nil	Nil	Nil	189,052

Notes

(1)	Ms. Barath was appointed on February 22, 2021.
(2)	Mr. Schinderle was appointed on February 22, 2021.
(3)	Mr. Mintz resigned on February 22, 2021.Mr. Mintz remained engaged as a consultant after his resignation until November 22, 2021.
(4)	Mr. Gabay resigned on February 22, 2021. Mr. Gabay remained engaged as a consultant after his resignation until December 31, 2021.
(5)
The Company used the Black-Scholes pricing model as the methodology to calculate the grant date fair value, and relied on the following the key assumptions and estimates for each calculation under the following assumptions: (i) risk free interest rate of 0.42% to 1.78% (ii) expected dividend yield of 0%; (iii) expected volatility of 79.83% to 82.01%; and (iv) a term of 5 to 10 years. The Black-Scholes pricing model was used to estimate the fair value as it is the most accepted methodology.

Directors’ Outstanding Option-Based Awards and Share-Based Awards

The following table sets forth for each of the Company’s directors, other than directors who are also currently Named Executive Officers, all share-based awards and option-based awards outstanding at the end of the year ended December 31, 2021.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options(1) (2) (#)	Option exercise price ($)(2)	Option expiration date	Value of unexercised in-the-money options(3) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Vivian Bercovici	52,500 30,000	4.00 5.87	June 9, 2025 May 19, 2026	11,550 Nil	Nil	Nil	Nil
Haleli Barath(4)	90,000	10.00	February 28, 2026	Nil	Nil	Nil	Nil
Brian Schinderle(5)	90,000	10.00	February 28, 2026	Nil	Nil	Nil	Nil
Steven Mintz(6)	250,000	1.60	September 11, 2029	905,500	Nil	Nil	Nil
Rafael Gabay(7)	45,000	4.00	June 9, 2025	218,250	Nil	Nil	Nil

Notes

(1)	Each Option entitles the holder to purchase one Common Share.
(2)	On February 12, 2021, the Company completed a consolidation of its Common Shares on a 4:1 basis. The figures reported in this table are presented on a 4:1 post-consolidation basis.
(3)
Calculated using the closing market price of the Common Shares on the CSE on December 31, 2021 of $4.22 and subtracting the exercise price of in-the-money Options, including unvested. These Options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise.

(4)	Ms. Barath was appointed on February 22, 2021.
(5)	Mr. Schinderle was appointed on February 22, 2021.
(6)
Mr. Mintz resigned from his tenure as a director on February 22, 2021 and continued giving consulting services until full termination of the consulting agreement on December 31, 2021. Mr. Mintz exercised 208,312 Options on February 22, 2022 and his remaining Options expired on the same day.

(7)
Mr. Gabay resigned from his tenure as a director on February 22, 2021 and continued giving consulting services until full termination of the consulting agreement on December 31, 2021. All Options granted to Mr. Gabay expired without being exercised on April 15, 2022.

Directors’ Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth for each of the Company’s directors, other than directors who are also currently Named Executive Officers, the value of option-based awards and share-based award that vested during the year ended December 31, 2021 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2021.

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Vivian Bercovici	156,013	Nil	Nil
Haleli Barath(1)	350,820	Nil	Nil
Brian Schinderle(2)	350,820	Nil	Nil
Steven Mintz(3)	5,364	Nil	Nil
Rafael Gabay(4)	174,302	Nil	Nil

Notes

(1)	Ms. Barath was appointed on February 22, 2021.
(2)	Mr. Schinderle was appointed on February 22, 2021.
(3)
Mr. Mintz resigned from his tenure as a director on February 22, 2021 and continued giving consulting services until full termination of the consulting agreement on December 31, 2021. Mr. Mintz exercised 208,312 Options on February 22, 2022 and his remaining Options expired on the same day.

(4)
Mr. Gabay resigned from his tenure as a director on February 22, 2021 and continued giving consulting services until full termination of the consulting agreement on December 31, 2021. All Options granted to Mr. Gabay expired without being exercised on April 15, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The Stock Option Plan and RSU Plan are the only equity compensation plans approved by the Company’s shareholders. The following sets forth information in respect to Common Shares authorized for issuance under the Company’s equity compensation plans as at December 31, 2021.

Plan Category	Number of Securities to be Issued upon Exercise of Options, Warrants and Rights (a)	Weighted – Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Securityholders	6,175,854	3.91	1,378,544
Equity Compensation Plans Not Approved by Securityholders	Nil	N/A	Nil
Total	6,175,854	3.91	1,378,544

Notes

(1)	On February 12, 2021, the Company completed a consolidation of its Common Shares on a 4:1 basis. The figures reported in this table are presented on a 4:1 post-consolidation basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets out the aggregate indebtedness of all directors, executive officers or employees of the Company or its subsidiaries or former directors, executive officers or employees of the Company or its subsidiaries, as at September 2, 2022, entered into in connection with a purchase of securities or otherwise.

	Aggregate Indebtedness
Purpose	To the Company or its Subsidiaries ($)	To Another Entity ($)
Share purchases	1,153,762	nil
Other	4,263,179	nil

Other than as provided above, none of the directors, executive officers or employees of the Company or its subsidiaries or former directors, executive officers or employees of the Company or its subsidiaries have any indebtedness outstanding to the Company or any of its subsidiaries or indebtedness outstanding to another entity that is subject to a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries as of the date hereof.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS UNDER (1) SECURITIES PURCHASE AND (2) OTHER PROGRAMS ($)
Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During the Year Ended December 31, 2021	Amount Outstanding as at September 2, 2022	Financially Assisted Securities Purchases During the Year Ended December 31, 2021	Security for Indebtedness	Amount Forgiven During the Year Ended December 31, 2021
Oren Shuster, CEO and Director	IMC Holdings Ltd.	571,638	580,257	Nil	Nil	Nil
Rafael Gabay, Former Director	IMC Holdings Ltd.	571,638	580,257	Nil	Nil	Nil
Marc Lustig	Company	5,449,799	4,263,179	Nil	Common Shares, Options and RSUs held by Marc Lustig	Nil

On April 2, 2019, IMC Holdings, a wholly-owned subsidiary of the Company, restructured its organization (the “IMC Restructuring”) resulting in the divestiture to Oren Shuster and Rafael Gabay of its interest in Focus Medical Herbs Ltd., which is licensed by the Israeli Ministry of Health to propagate and cultivate cannabis in Israel.

In connection with the IMC Restructuring, IMC Holdings provided loans to each of Mr. Shuster and Mr. Gabay in the amount of approximately $550,000 (NIS 1,378,250), bearing interest at a rate according to the interest rate stated in section 3(j) to the Israeli Income Tax Ordinance (2.42% per year 2022). As of September 2, 2022, Mr. Shuster was indebted to the Company in the amount of approximately $580,257 (NIS 1,506,927) and Mr. Gabay was indebted to the Company in the amount of approximately $580,257 (NIS 1,506,927).

In connection with the Trichome Transaction (as defined herein), Marc Lustig, Executive Chairman of the board of directors of the Company, agreed to indemnify and hold harmless the Company, against withholding tax liabilities to Canada Revenue Agency (“CRA”), and pay the Company the following amounts in cash: (a) any portion of remittance to the CRA on account of any non-resident Canadian (estimated at approximately $1,886,000); plus (b) 75% of any liabilities for penalties up to December 31, 2021 and 100% of any penalties from January 1, 2022 onward (estimated at approximately $604,000), and indemnify 75% of any liabilities for interest through December 31, 2021 and 100% of any interest from January 1, 2022  (estimated at approximately $342,000), in connection with the withholding tax liabilities to CRA  (other than penalties and interest included in (a) above); plus (c) to the extent not captured above in sections (a) and (b), 100% of the withholding tax liabilities, subtracting all cash proceeds received by Trichome or the Company from the sale of certain Common Shares to cover the tax liabilities.

Mr. Lustig transferred cash to the Company in the amount of $3,250,000. Further, on March 30, 2022, Mr. Lustig entered into several security agreements under which he pledged 833,508 Common Shares, vested RSUs and Options in favor of the Company to secure the indemnification asset for the remaining tax withholding liability. Such pledge of securities was registered in Ontario and British Columbia.

As of September 2, 2022, Mr. Lustig was indebted to the Company in the amount of approximately $4,263,179.

Other than as provided above, no individual who is, or at any time during the Company’s last fiscal year was, a director or executive officer of the Company, proposed management nominee for director of the Company or associate of any such director, executive officer or proposed nominee is as at the date hereof, or at any time since the beginning of the Company’s last fiscal year has been, indebted to the Company or any of its subsidiaries or to another entity where the indebtedness to such other entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, including indebtedness for security purchase or any other programs.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed below, no director or officer of the Company, nor any proposed nominee for election as a director of the Company, nor any other insider of the Company, nor any associate or affiliate of any one of them, has or has had, at any time since the beginning of the financial period ended December 31, 2021, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Company.

Trichome Transaction

On December 30, 2020, the Company entered into an arrangement agreement (as amended subsequent to the date thereof, the “Arrangement Agreement”) with Trichome pursuant to which, and subject to the terms and conditions of the Arrangement Agreement, the Company had agreed to acquire all of the issued and outstanding shares of Trichome (the “Trichome Shares”) by way of a statutory plan of arrangement under the Business Corporations Act (Ontario) (the “Trichome Transaction”). On March 18, 2021, upon fulfilment of all requisite terms and conditions, the Company closed the Trichome Transaction.

Pursuant to the terms of the Trichome Transaction, former holders of Trichome Shares (the “Trichome Shareholders”) received 0.24525 of a Common Share for each Trichome Share held (the “Exchange Ratio”) and former holders of Trichome in-the-money convertible instrument (together with Trichome Shareholders, the “Trichome Securityholders”) received a net payment of Common Shares based on the Exchange Ratio. As a result of the Trichome Transaction, a total of 10,104,901 Common Shares were issued to the Trichome Securityholders, resulting in former Trichome Securityholders holding approximately 20.06% of the total number of issued and outstanding Common Shares immediately after closing. In addition, 100,916 Common Shares were issued to financial advisors for advisory fees in connection with the Trichome Transaction.

Trichome was not an informed person, associate or affiliate of the Company; however, Marc Lustig, Executive Chairman of the board of directors of the Company, was a director of Trichome at the time of voting for the Trichome Transaction. Accordingly, Mr. Lustig had a disclosable interest with respect to the Trichome Transaction and, in accordance with Canadian corporate law requirements, he declared the nature and extent of his interest in the Trichome Transaction and recused himself from consideration and voting on the Trichome Transaction as a director. As of the date of this Circular, Mr. Lustig continues to serve as executive chairman and director of the Company and as a director of Trichome.

MYM Transaction

On July 9, 2021, pursuant to a plan of arrangement under the Business Corporations Act (Ontario) and a definitive agreement dated April 1, 2021, the Company, through Trichome, completed the acquisition of MYM and acquired all of the issued and outstanding MYM common shares (the “MYM Shares”) at an exchange ratio of 0.022 Common Shares for each MYM Share (the “MYM Transaction”). MYM is a Canadian cultivator, processor, and distributor of premium cannabis via its two wholly owned subsidiaries, Highland Grow Inc. (“Highland Grow”), with a facility in Antigonish, Nova Scotia, and SublimeCulture Inc. (“Sublime”), with a facility in Laval, Quebec. In connection with the MYM Transaction, a total of 10,073,437 Common Shares have been issued to the former holders of MYM Shares, resulting in former MYM shareholders holding approximately 15% of the total number of Common Shares (based on 67,156,470 Common Shares issued and outstanding immediately after closing).

MYM is not an informed person, associate or affiliate of the Company; however, Howard Steinberg, a director of Trichome, was a director of MYM at the time of voting for the MYM Transaction. Accordingly, Mr. Steinberg had a disclosable interest with respect to the MYM Transaction and, in accordance with Canadian corporate law requirements, he declared the nature and extent of his interest in the MYM Transaction and recused himself from consideration and voting on the MYM Transaction as a director. As of September 2, 2022, Mr. Steinberg serves as CEO of MYM and Highland Grow and is a director of Trichome.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed in this Circular, no person who has been a director or officer of the Company at any time since the beginning of the Company’s most recently completed financial year, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of them, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

CORPORATE GOVERNANCE

The Board views effective corporate governance as an essential element for the effective and efficient operation of the Company. The Company believes that effective corporate governance improves corporate performance and benefits all of its shareholders. The following statement of corporate governance practices sets out the Board’s review of the Company’s governance practices relative to Form 58-101F1 under National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

The Board is responsible for supervising the management of the business and affairs of the Company. The independent directors, as such term is defined in NI 58-101 and National Instrument 52-110 – Audit Committees (“NI 52-110”), are Moti Marcus, Brian Schinderle and Einat Zakariya. The non-independent directors are Oren Shuster, and Marc Lustig by virtue of them being CEO and executive chairman of the Company, respectively. As a result, the majority of the Board as it is currently constituted are independent. The Board facilitates its exercise of independent supervision through regular meetings of the Board, including meetings without the non-independent directors in attendance. The independent directors must hold regularly scheduled executive sessions, at least twice a year, without the non-independent directors and any senior officers present at meetings of the Board.

The following table sets out the attendance for the fiscal year 2021 of each director of the Company at meetings of the Board and at applicable board committees:

Name of Director	Board	Audit Committee	Compensation Committee	Governance and Nomination Committee
Vivian Bercovici(1)	100% (12/12)	100% (4/4)	100% (3/3)	-
Brian Schinderle(2)	100% (11/11)	100% (4/4)	100% (3/3)	-
Haleli Barath(3)	100% (11/11)	100% (4/4)	100% (3/3)	-
Oren Shuster	100% (12/12)	-	-	-
Marc Lustig	100% (12/12)	-	-	-
Steven Mintz(4)	100% (1/1)	-	-	-
Rafael Gabay(5)	100% (1/1)	-	-	-

Notes

(1)	Ms. Bercovici resigned as a director of the Company on September 12, 2022.
(2)	Mr. Schinderle was appointed a director of the Company on February 22, 2021.
(3)	Ms. Barath was appointed a director of the Company on February 22, 2021 and resigned as a director of the Company on September 12, 2022.
(4)	Mr. Mintz resigned as a director of the Company on February 22, 2021. Mr. Mintz remained engaged as a consultant after his resignation until November 22, 2021.
(5)	Mr. Gabay resigned as a director of the Company on February 22, 2021. Mr. Gabay remained engaged as a consultant after his resignation until December 31, 2021.

The Board believes that it functions independently of management and reviews its procedures on an ongoing basis to ensure that it is functioning independently of management. The Board meets without management present, as circumstances require. If conflicts arise, interested parties are precluded from voting on matters in which they may have an interest. Considering the guidelines contained in NP 58-201, the Board convenes meetings, as deemed necessary, of the independent directors, at which non-independent directors and members of management are not in attendance. The Board is of the opinion that no formal leadership of independent directors is required given the size of the Board and the ability of the independent directors to convene meetings of independent directors.

The Board has plenary power to manage and supervise the management of the business and affairs of the Company and to act in the best interest of the Company. The Board is responsible for the overall stewardship of the Company and approves all significant decisions that affect the Company before they are implemented. The Board also considers their implementation and reviews the results. Any related party transaction as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, is subject to review by the independent directors of the Company.

In order to exercise their duties appropriately, the Board may at any time retain outside financial, legal or other advisors at the expense of the Company. In addition, any director may, subject to the approval of the Governance and Nomination Committee, retain an outside financial, legal or other advisor at the expense of the Company.

The roles and responsibilities of the chairman of the Board is set out in the Mandate of the Board of Directors. The Board has not developed written position descriptions for the chair of each Board committee. The persons acting as chairs of Board committees have the experience and expertise necessary to assess the role they must play in the context of a public company. The Company has adopted a position description for the CEO, summarized as follows.

CEO Position Description

The CEO of the Company is Oren Shuster. The Board has established a written position description for the CEO who is responsible for, among other things, the day-to-day management of the business and affairs of the Company. The CEO is also responsible for recommending to the Board for approval the Company’s financial and operating goals and objectives, formulating and presenting to the Board long-term business plans, strategies and policies, keeping the Board informed of the Company’s progress and serving as the Company’s principal spokesperson. The Board exercises its responsibility for oversight through the approval of all decisions that affect the Company before they are implemented.

Board Diversity

The Company believes it is important that its Board is composed of individuals reflecting the diversity represented by our employees, our customers, and our communities. Below is enhanced disclosure regarding the diversity of the Board as required by the Nasdaq’s Board Diversity Rule.

Board Diversity Matrix as of September 2, 2022
Country of Principal Executive Offices:	Israel
Foreign Private Issuer	Yes
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	5
	Male	Female	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	4	1	0	0
Part 2: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Other Reporting Issuer Experience

Except as set out below, none of the Company’s nominee directors are currently directors of other reporting issuers (or equivalent) in a jurisdiction of Canada or a foreign jurisdiction.

Name of Nominee Director	Name of Reporting Issuer	Exchange and Symbol
Marc Lustig	Briacell Therapeutics Corp.	TSX: BCT; NASDAQ: BCTX
	Aequus Pharmaceuticals Inc.	TSXV:AQS
	Cresco Labs Inc.	CSE:CL
	Wellfield Technologies	TSXV:WFLD

Orientation and Continuing Education of Board Members

The Company currently does not have any formal orientation or continuing education programs in place for new directors.

Ethical Business Conduct

The Board is of the view that the fiduciary duties placed on individual directors pursuant to corporate legislation and the common law, and the conflict of interest provisions under corporate legislation which restricts an individual director’s participation in decisions of the Board in which the director has an interest, are sufficient to ensure that the Board operates independently of management and in the best interests of the Company. In addition, the Board adopted a Code of Business Conduct and Code of Ethics on November 26, 2020, which applies to all Company’s personnel, including all members of the Board, to conduct all Company’s affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business. The Code of Business Conduct and Code of Ethics are available on SEDAR at www.sedar.com. The Board monitors compliance with the Code of Business Conduct and Code of Ethics by requiring that all employees and executive officers of the Company certify that they have read, understood and agreed to be bound by the Code of Business Conduct and Code of Ethics.

Nomination of Directors

The size of the Board is reviewed annually when the Board considers the number of directors to recommend for election at the annual general meeting of shareholders. The Board takes into account the number of directors required to carry out the Board duties effectively and to maintain a diversity of view and experience.

Compensation of Directors and Officers

The Compensation Committee reviews and determines the compensation of directors and officers. The Compensation Committee is comprised entirely of independent directors and meets at least annually to establish, administer and evaluate the compensation philosophy, policies and plans for directors and officers regarding director and executive compensation. The Compensation Committee reviews the performance and determines the compensation of the CEO based on criteria, including the Company’s performance and accomplishment of long-term strategic objectives. The Compensation Committee further reviews each individual officer’s performance and determines compensation that is comparable to similarly-situated officers in comparable companies.

Other Board Committees

As of the date of this Circular, the Company`s standing committees are the Audit Committee, the Compensation Committee and the Governance and Nomination Committee. The Audit Committee currently consists of Moti Marcus, Brian Schinderle (Chair) and Einat Zakariya, all of whom are “independent”, and all of whom are “financially literate” as such terms are defined in NI 52-110. Additional information on the Audit Committee (under the heading “Audit Committee Information”) and the full text of the Audit Committee’s charter can be found in the Company’s annual information form for the year ended December 31, 2021 dated March 31, 2022 (the “AIF”). The AIF is available on the Company’s profile on SEDAR at www.sedar.com.

The current members of the Governance and Nomination Committee are Oren Shuster, Moti Marcus and Einat Zakariya. The purpose of the Governance and Nomination Committee is to develop and monitor the Company’s approach to: (i) matters of governance; and (ii) the nomination of directors to the Board. The Governance and Nomination Committee is not comprised of entirely independent directors; however, the Governance and Nomination Committee monitors best practices for governance and annually reviews the Company’s governance practices and disclosures to ensure that it continues to exemplify high standards of corporate governance. The Governance and Nomination Committee reviews the mandate of the Board, the charters of each of the committees, and the methods and processes by which the directors fulfill their respective duties and responsibilities to ensure that they meet all applicable regulatory requirements and best practices.

Assessment of Directors, the Board and Board Committees

The Board acts in accordance with the Company’s Mandate of the Board of Directors, Audit Committee Charter, Compensation Committee Charter and Governance and Nomination Committee Charter, as applicable, to monitor the adequacy of information given to directors, the communications between the Board and management, and the strategic direction and processes of the Board and its committees to satisfy themselves that the Board, its committees, and its individual directors are performing effectively. A copy of the Mandate of the Board of Directors is attached as Schedule “B” to this Circular.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com. Financial information about the Company is provided in the Company’s comparative annual financial statements and MD&A for its most recently completed financial year.

Shareholders of the Company may request copies of the Company’s financial statements and MD&A by contacting the General Counsel of the Company at +972-54-6687515.

OTHER MATERIAL FACTS

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

SCHEDULE “A”

PROPOSED NEW ARTICLES

IM CANNABIS CORP.
(the “Company”)

The Company has as its articles the following articles.

Incorporation number: BC0205955

IM CANNABIS CORP.
(the “Company”)

ARTICLES

1.	INTERPRETATION	A - 1
2.	SHARES AND SHARE CERTIFICATES	A - 2
3.	ISSUE OF SHARES	A - 3
4.	SHARE REGISTERS	A - 4
5.	SHARE TRANSFERS	A - 5
6.	TRANSMISSION OF SHARES	A - 6
7.	PURCHASE OF SHARES	A - 6
8.	BORROWING POWERS	A - 7
9.	ALTERATIONS	A - 7
10.	MEETINGS OF SHAREHOLDERS	A - 8
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	A - 10
12.	VOTES OF SHAREHOLDERS	A - 14
13.	DIRECTORS	A - 18
14.	ELECTION AND REMOVAL OF DIRECTORS	A - 20
15.	POWERS AND DUTIES OF DIRECTORS	A - 24
16.	INTERESTS OF DIRECTORS AND OFFICERS	A - 25
17.	PROCEEDINGS OF DIRECTORS	A - 26
18.	EXECUTIVE AND OTHER COMMITTEES	A - 29
19.	OFFICERS	A - 30
20.	INDEMNIFICATION	A - 31
21.	DIVIDENDS	A - 32
22.	DOCUMENTS, RECORDS AND REPORTS	A - 33
23.	NOTICES	A - 34
24.	SEAL	A - 35
25.	PROHIBITIONS	A - 36

1.            Interpretation

1.1          Definitions

In these Articles, unless the context otherwise requires:

(1)	“appropriate person” has the meaning assigned in the Securities Transfer Act;

(2)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)
“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)
“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)	“legal personal representative” means the personal or other legal representative of a shareholder;

(6)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(7)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(8)	“seal” means the seal of the Company, if any;

(9)
“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934; and

(10)
“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2          Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.            Shares and Share Certificates

2.1          Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2          Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3          Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (1) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (2) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4          Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5          Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6          Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7          Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8          Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9          Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10        Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.            Issue of Shares

3.1          Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2          Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3          Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4          Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5          Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.           Share Registers

4.1         Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2          Closing Register

The Company must not at any time close its central securities register.

5.            Share Transfers

5.1          Registering Transfers

Subject to the Business Corporations Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)
in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(2)
in the case of a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(3)
in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(4)
such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2          Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3          Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4          Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5          Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6          Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.            Transmission of Shares

6.1          Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2          Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of s. 87 of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.            Purchase of Shares

7.1          Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2          Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3          Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.            Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)
issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)
mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.            Alterations

9.1          Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)
increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

(e)	alter the identifying name of any of its shares; or

(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

(2)	by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2          Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(1)
create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3          Change of Name

The Company may by ordinary resolution or a resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4          Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10.           Meetings of Shareholders

10.1          Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2          Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3          Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4          Location of Meetings of Shareholders

Subject to the Business Corporations Act, a meeting of shareholders may be held in or outside of British Columbia as determined by a resolution of the directors.

10.5          Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6          Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7          Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months.  If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8          Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9          Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)
if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.           Proceedings at Meetings of Shareholders

11.1         Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2          Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds (2/3) of the votes cast on the resolution.

11.3          Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, and Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4          One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5          Other Persons May Attend

In addition to those person who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6          Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7          Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8          Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9          Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or

(3)	a vice-president, if any.

11.10          Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11          Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12          Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13          Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14          Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15          Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16          Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders, on a show of hands and on a poll, has a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17          Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18          Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19          Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20          Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21          No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22          Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23          Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.             Votes of Shareholders

12.1           Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)
on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2          Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3          Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)
if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4          Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5          Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	be provided, at the meeting or any adjourned meeting, to the chair of the meeting or adjourned meeting or to a person designated by the chair of the meeting or adjourned meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)
the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6          When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)
the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)
the Company is a public company, or is a pre‑existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

12.7          Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company or a pre‑existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.8 to 12.15 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company or any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.8          Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.9          Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10         Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11          Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12          Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): ___________________________________

Signed [month, day, year] [Signature of shareholder] [Name of shareholder—printed]

12.13          Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)
received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	provided, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been taken.

12.14        Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15        Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

12.16        Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.            Directors

13.1          First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act.  The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2          Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a), subject to Article 14.1:

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)
if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, subject to Article 14.8, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3          Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4          Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5          Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6          Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7          Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8          Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.            Election and Removal of Directors

14.1          Election at Annual General Meeting

(1)
At each annual general meeting of the Company all the directors whose term of office expire at such annual general meeting shall cease to hold office immediately before the election of directors at such annual general meeting and the shareholders entitled to vote thereat shall elect to the board of directors, directors as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation as set out below. A retiring director shall be eligible for re‑election;

(2)
Each director may be elected for a term of office of one or more years of office as may be specified by ordinary resolution at the time he is elected. In the absence of any such ordinary resolution, a director’s term of office shall be one year of office. No director shall be elected for a term of office exceeding five years of office. The shareholders may, by resolution of not less than 3/4 of the votes cast on the resolution vary the term of office of any director; and

(3)
A director elected or appointed to fill a vacancy shall be elected or appointed for a term expiring immediately before the election of directors at the annual general meeting of the Company when the term of the director whose position he is filling would expire.

14.2          Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3          Failure to Elect or Appoint Directors

If:

(1)
the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4          Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re‑elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5          Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6          Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7          Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, and the directors do not act to appoint additional directors pursuant to Article 14.6, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8          Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one‑third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re‑election or re‑appointment.

14.9          Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10          Removal of Director by Shareholders

The shareholders may remove any director before the expiration of his or her term of office by a resolution of not less than 3/4 of the votes cast on such resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy.  If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11          Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.12          Nomination of Directors

(1)
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors of the Company may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)
by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with Division 7 of Part 5 of the Business Corporations Act, or a requisition of the shareholders made in accordance with section 167 of the Business Corporations Act; or

(c)
by any person (a “Nominating Shareholder”): (i) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Article 14.12 and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (ii) who complies with the notice procedures set forth below in this Article 14.12.

(2)
In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with paragraph (3) below) and in proper written form (in accordance with paragraph (4) below) to the Corporate Secretary of the Company at the head office of the Company.

(3)	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must be made:

(a)
in the case of an annual meeting of shareholders, not less than 40 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)
in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

The adjournment or postponement of a meeting of shareholders shall result in the commencement of a new time period for the giving of a Nominating Shareholder’s notice in respect of such meeting, which time periods shall be as set out in (a) or (b) above, and which shall be determined based on the date of the adjourned or postponed meeting or the announcement thereof.

(4)	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must set forth:

(a)
as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (a) the name, age, business address and residential address of the person; (b) the present principal occupation, business or employment of the person within the preceding 5 years, as well as the name and principal business of any company in which such employment is carried on; (c) the citizenship of such person; (d) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (e) confirmation that the person meets the qualifications of directors set out in the Business Corporations Act; and (f) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(b)
as to the Nominating Shareholder giving the notice, full particulars regarding any proxy, contract, agreement, arrangement or understanding pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(5)
No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.12; provided, however, that nothing in this Article 14.12 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Business Corporations Act or the discretion of the chair. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(6)	For purposes of this Article 14.12:

(a)
“Applicable Securities Laws” means the applicable securities legislation of each province and territory of Canada in which the Company is a reporting issuer, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada; and

(b)
“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(7)
Notwithstanding any other provision of this Article 14.12, notice given to the Corporate Secretary of the Company pursuant to this Article 14.12 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Corporate Secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Corporate Secretary at the address of the head office of the Company, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(8)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 14.12.

15.           Powers and Duties of Directors

15.1         Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2          Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub‑delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

15.3          Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

16.            Interests of Directors and Officers

16.1          Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2          Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3          Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4          Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5          Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6          No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7          Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8          Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.            Proceedings of Directors

17.1          Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2          Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3          Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4          Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5          Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6          Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7          When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed;

(2)	the director has waived notice of the meeting; or

(3)	the director is not, at the time, in the province of British Columbia.

17.8          Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9          Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10          Quorum

The quorum necessary for the transaction of the business of the directors is deemed to be set at a majority of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11          Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12          Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)
in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consent to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.            Executive and Other Committees

18.1          Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2          Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3          Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4          Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5          Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)
the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)
questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.            Officers

19.1          Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2          Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)
entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit (except for those powers referred to in paragraph (1) - (3) of Article 18.1); and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3          Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company.  Any person appointed as the chair of the board or as the managing director must be a director.  Any other officer need not be a director.

19.4          Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20.            Indemnification

20.1          Definitions

In this Article 20:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)
“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

20.2          Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3          Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4          Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5          Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, officer, employee or agent of the Company;

(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

21.            Dividends

21.1          Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2          Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3          No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4          Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5          Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6          Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)
determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7          When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8          Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9          Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10          Dividend Bears No Interest

No dividend bears interest against the Company.

21.11          Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12          Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13          Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus or any part of the retained earnings or surplus so capitalized or any part thereof.

22.            Documents, Records and Reports

22.1          Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2          Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.            Notices

23.1          Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)
for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)
for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient; or

(6)
as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

23.2          Deemed Receipt of Mailing

A notice, statement, report or other record that is:

(1)
mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)	emailed to a person to the email address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was emailed on the day it was emailed.

23.3          Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4          Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5          Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)
if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6          Undelivered Notices

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

24.            Seal

24.1          Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2          Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3          Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.          Prohibitions

25.1          Definitions

In this Part 25:

(1)	“security” has the meaning assigned in the Securities Act (British Columbia);

(2)	“transfer restricted security” means:

(a)	a share of the Company;

(b)	a security of the Company convertible into shares of the Company;

(c)
any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

25.2          Application

Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

25.3          Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

SCHEDULE “B”

MANDATE OF THE BOARD OF DIRECTORS

IM CANNABIS CORP.
MANDATE OF THE BOARD OF DIRECTORS

Mandate of Board of Directors

IM CANNABIS CORP.

MANDATE OF THE BOARD OF DIRECTORS

Mandate

The Board of Directors (the “Board”) of IM Cannabis Corp. (the “Company”) is responsible for the supervision of the management of the business and affairs of the Company. The Board should manage the responsibilities and obligations set out below, either directly or through committees of the Board. The Board will, however, retain its oversight function and ultimate responsibility for these matters.

Composition

1.
The Board should consist of individuals who possess skills and competencies in areas that are relevant to the business and affairs of the Company. At least a majority of the directors will be “independent” directors, as defined in Section 1.4 of National Instrument 52-110 – Audit Committees (“NI 52-110”) and in accordance with Rule 5605 of the NASDAQ Stock Market Rules (“Rule 5605”).

2.
The directors of the Company will be elected at the annual meeting of the shareholders of the Company and shall serve until no longer than the close of the next annual meeting of shareholders, subject to re-election thereat.

Meetings

3.	The Board shall have at least four regularly scheduled meetings in each financial year of the Company.

4.
The Chair of the Board (the “Chair”), the Chief Executive Officer (the “CEO”) and the Lead Director of the Board (the “Lead Director”), if any, are responsible for the agenda for each meeting of the Board. Prior to each Board meeting, the Chair and the CEO will discuss agenda items for the meeting with the Lead Director, if any. Materials for each meeting should be distributed to the Board in advance of the meeting.

5.
Directors are expected to attend at least three quarters of all meetings of the Board held in a given financial year of the Company and to adequately review meeting materials in advance of each meeting.

6.
The independent directors must hold regularly scheduled executive sessions, at least twice a year, without the non-independent directors and any senior officers present at meetings of the Board. The Chair, if independent, and if not independent, the Lead Director, if any, should chair the executive sessions.

Mandate of Board of Directors

Board Committees

7.
The Board may appoint such committees from time to time as it considers appropriate. Each permanent committee shall have a mandate that is approved by the Board, setting out the responsibilities of, and the extent of the powers delegated to, such committee by the Board. The committees currently consist of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee.

Roles and Responsibilities

Oversight of Management and the Board

8.
The Board is responsible for the appointment and replacement of senior officers of the Company. The Board should ensure that appropriate succession planning, including the appointment, training and monitoring of the senior officers and members of the Board, is in place.

9.
The Board is responsible, to the extent feasible, for satisfying itself as to the integrity of the CEO and the other senior officers of the Company, and that the CEO and the other senior officers create a culture of integrity throughout the Company.

10.
The Board should annually consider what additional skills and competencies would be helpful to the Board, with the Corporate Governance and Nominating Committee being responsible for identifying specific candidates for consideration for appointment to the Board.

11.
If the Chair is not independent within the meaning of Section 1.4 of NI 52-110 and Rule 5605 and a Lead Director is required, or is considered desirable by the Corporate Governance and Nominating Committee, such committee will recommend a candidate for the position of Lead Director from among the independent members of the Board. The Board will be responsible for appointing the Lead Director. The Chair and the Lead Director, if any, shall carry out their responsibilities in accordance with the roles description attached as Schedule “A”.

12.
Through the Compensation Committee, the Board should review the compensation of directors to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and should review the compensation of the senior officers to ensure that it is competitive within the industry and that the form of compensation aligns the interests of each senior officer with those of the Company.

13.
The Board should review and assess, or delegate such review and assessment to an appropriate committee of the Board, the Company’s Timely Disclosure and Confidentiality Policy from time to time, and at least annually. If such review and assessment is delegated to a committee of the Board, such committee shall submit any proposed amendments to the Board for consideration.

Financial Matters

14.	The Board, with the assistance of the Audit Committee, is responsible for reviewing the financial and underlying operational performance of the Company.

15.
The Board shall review and approve, with the assistance of the Audit Committee, the annual financial statements, management’s discussion and analysis related to such annual financial statements, budgets and forecasts, the annual information form and management information circular of the Company, as applicable.

16.	The Board shall review and approve the quarterly financial statements and management’s discussion and analysis related to such quarterly financial statements

17.	The Board shall annually review, together with the Corporate Governance and Nominating Committee and the Audit Committee, the directors’ and officers’ third-party liability insurance of the Company.

18.
The Board should review (or delegate such review to the Audit Committee) in advance of public release: (i) any earnings guidance; and (ii) any news release containing financial information based upon financial statements and management’s discussion and analysis that have not previously been released.

19.
The Board, primarily through the Audit Committee, should monitor and ensure the integrity of the internal controls and procedures (including adequate management information systems) within the Company and the financial reporting procedures of the Company.

Mandate of Board of Directors

Business Strategy

20.
The Board has primary responsibility for the strategic direction of the Company. The Board will contribute to the development of such strategic direction by approving, at least annually, a strategic plan and budget developed and proposed by the senior officers, subject to any changes required by the Board. The strategic plan and budget should take into account the business opportunities and business risks of the Company. The Board will review with the senior officers from time to time the strategic planning environment, the emergence of new opportunities, trends and risks and the implications of these factors on the strategic direction of the Company. The Board will review and approve the financial objectives, plans and actions of the Company, including significant capital allocations and expenditures.

21.	The Board is responsible for ensuring that procedures are in place to appropriately manage the principal business risks of the Company.

22.
The Board should monitor corporate performance against the approved strategic plan and budget, including assessing operating results, to evaluate whether the business of the Company is being appropriately managed.

23.	The Board is responsible for reviewing and approving all material transactions affecting the Company not contemplated in the strategic plan and budget approved by the Board from time to time.

Communications and Reporting to Shareholders

24.
The Board is responsible for overseeing the continuous disclosure program of the Company, with a view to satisfying itself that adequate procedures are in place to ensure that material information is disclosed in accordance with applicable laws.

25.	The Board will ensure that the Company has a communication and disclosure policies for investor relations, shareholder communications and public disclosure.

Corporate Governance

26.	The Corporate Governance and Nominating Committee will recommend, and the Board will establish, the Board’s approach to corporate governance.

27.
The Board is responsible for assessing its own effectiveness in fulfilling this mandate and shall assess this mandate, as well as the mandate of each committee (considering, among other things, the recommendations of the applicable committee) from time to time, and at least annually.

28.
The Board is responsible for evaluating the relevant relationships of each independent director and is required to make an affirmative decision that any such relationship does not preclude a determination that the director is independent within the meaning of NI 52-110 and Rule 5605.

29.
The Board is responsible for ensuring the establishment of appropriate standards of corporate conduct and should ensure that adequate procedures are in place to monitor compliance with the Company’s Code of Business Conduct and Ethics. Only the Board or the Company’s general counsel may grant waivers of the Code of Business Conduct and Ethics which would be to the benefit of any director or senior officer. Any such waiver shall be disclosed to the extent and in the manner required by applicable laws or stock exchange rules.

Mandate of Board of Directors

General

30.	The Board is responsible for performing such other functions as are prescribed by law, including all applicable laws.

31.
The Board may at any time retain outside financial, legal or other advisors at the expense of the Company. Any director may, subject to the approval of the Corporate Governance and Nominating Committee, retain an outside financial, legal or other advisor at the expense of the Company.

Feedback

32.	The Board welcomes input and comments from shareholders of the Company relating to this mandate. Such input and comments may be sent to the Board at the head office address of the Company.

Mandate of Board of Directors

Schedule “A”

Roles of the Chair and Lead Director

Chair of the Board and Independent Lead Director

1.
The Chair of the Board, with the assistance of the Lead Director (if one is appointed from time to time), will provide leadership to directors in discharging their duties as set out in this Mandate, including by:

a.	leading, managing and organizing the Board consistent with the approach to corporate governance adopted by the Board from time to time;

b.	promoting cohesiveness among the directors; and

c.	being satisfied that the responsibilities of the Board and its committees are well understood by the directors.

2.	The Chair, with the assistance of the Lead Director (if one is appointed from time to time), will assist the Board in discharging its stewardship function, including by:
a.
satisfying himself or herself, to the extent feasible, as to the integrity of the senior officers of the Company and ensuring that such senior officers create a culture of integrity throughout the organization;

b.	taking part in strategic planning, risk management and succession planning;

c.
together with the Chair of the Corporate Governance and Nominating Committee, reviewing the committees of the Board, the composition and chairs of such committees and the charters of such committees; and

d.
together with the Chair of the Corporate Governance and Nominating Committee, ensuring that the Board, committees of the Board, individual directors and senior management of the Company understand and discharge their duties and obligations under the Company’s system of corporate governance.

3.	In addition, in conjunction with the Chair of the Corporate Governance and Nominating Committee, the Chair and/or the Lead Director will ensure that:
a.	all directors receive updates to Company policy documents;

b.	regular discussions relating to corporate governance issues and directors’ duties are conducted at Board meetings;

c.	the Company’s policies are reviewed and updated by the Board as new rules or circumstances dictate; and

d.	appropriate funding is allocated to directors to attend seminars or conferences relevant to their positions as directors of the Company.

Mandate of Board of Directors

4.	In connection with meetings of the directors, the Chair will be responsible for the following (in consultation with the Lead Director, if one is appointed from time to time):

a.	scheduling meetings of the directors;

b.	coordinating with the chairs of the committees of the Board to schedule meetings of the committees;

c.	reviewing items of importance for consideration by the Board;

d.
ensuring that all business required to come before the Board is brought before the Board, such that the Board is able to carry out all of its duties to manage or supervise the management of the business and affairs of the Company;

e.	setting the agenda for meetings of the Board;

f.	monitoring the adequacy of materials provided to the directors by management in connection with the directors’ deliberations;

g.	ensuring that the directors have sufficient time to review the materials provided to them and to fully discuss the business that comes before the Board;

h.	presiding over meetings of the directors; and

i.	encouraging free and open discussion at meetings of the Board.

5.	In addition, the Lead Director, if one is appointed from time to time, will be responsible for the following:
a.	reviewing items of importance for consideration by the independent directors and setting the agenda for in camera sessions of the independent directors;

b.	presiding over meetings of the directors at which the Chair is not present and in camera sessions of the independent directors, and apprising the Chair of the issues considered;

c.	encouraging free and open discussion at in camera sessions of the independent directors;

d.	serving as liaison between the independent directors and the Chair;

e.	being available for consultation and direct communication with the Company’s shareholders as appropriate;

f.	together with the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee, providing feedback to directors regarding their performance; and

g.	performing such other duties as the Board may delegate to the Lead Director from time to time.